As filed with the Securities and Exchange Commission on December 5, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APOLLO MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-3837784
(State of Incorporation)	(I.R.S. Employer Identification No.)

700 North Brand Boulevard
Suite 1400
Glendale, California 91203
(Address of principal executive offices including zip code)

Written Compensation Contracts Between the Registrant And Certain Directors, Employees and Consultants
(Full titles of the plan)

Warren Hosseinion, M.D.
President and Chief Executive Officer
Apollo Medical Holdings, Inc.
700 North Brand Boulevard, Suite 1400
Glendale, California 91203

(Name and address of agent for service)

(818) 396-8050

(Telephone number, including area code, of agent for service)

Copies to:

P. Rupert Russell, Esq.
Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, California 94111
(415) 421-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock (par value $0.001 per share)	524,689	(2)	$8.95	$4,695,967	$585

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall cover an indeterminate number of additional shares of Common Stock that may become issuable under any written compensation contracts entered into by Apollo Medical Holdings, Inc. (the “Registrant) and the Selling Stockholders, named in the Reoffer Prospectus attached to this Registration Statement, by reason of any stock dividend, stock split, recapitalization or any other similar transaction.
(2)	Consists of 524,689 shares of the Registrant’s common stock (par value $0.001 per share) issued pursuant to the applicable written compensation contracts between the Registrant and each of the following directors, employees or consultants of the Registrant: Gary Augusta, Suresh Nihalani, Kaneohe Advisors LLC, Warren Hosseinion, M.D. and Nidia Flores (after giving effect to a 1-for-10 reverse stock split effected on April 24, 2015).
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Act. The offering price per share and aggregate offering price are based on the average of the high and low prices ($9 per share and $8.90 per share, respectively) of the Registrant’s Common Stock as reported on the OTC Markets’ OTC Pink on November 29, 2017.

EXPLANATORY NOTE

Apollo Medical Holdings, Inc. (the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register, for reoffers and resales to be made on a continuous or delayed basis, certain shares of common stock, par value $0.001, (“Common Stock”) of the Registrant, issued under written compensation contracts entered into by the Registrant and certain directors, employees and consultants of the Registrant for past services rendered to the Registrant.

This registration statement contains two parts. The first part contains a Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. The second part contains information required in the registration statement under Part II of Form S-8.

PART I

 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the introductory note to Part I of Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

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REOFFER PROSPECTUS

Apollo Medical Holdings, Inc.

700 North Brand Boulevard
Suite 1400
Glendale, California 91203

(818) 396-8050

524,689 Shares of Common Stock

This Reoffer Prospectus relates to up to an aggregate of 524,689 shares of common stock, par value $0.001 per share (“Common Stock”), of Apollo Medical Holdings, Inc., a Delaware corporation (the “Company” or “ApolloMed”), which shares may be offered and sold from time to time by stockholders of the Company identified in this Reoffer Prospectus (the “Selling Stockholders”) for their own account. See “Selling Stockholders” beginning on page 54. Common Stock is currently quoted on OTC Pink and traded under the symbol “AMEH.” On November 29, 2017, the last reported sale price of Common Stock was $9 per share. The Company has applied for listing of its common stock on the NASDAQ Stock Market effective. No assurance can be given that Common Stock will trade on the NASDAQ Stock Market.

The shares of Common Stock included in this Reoffer Prospectus are “restricted securities” pursuant to Rule 144(A)(3) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), acquired by the Selling Stockholders prior to the filing of the Registration Statement to which this Reoffer Prospectus is attached. This Reoffer Prospectus has been prepared for the purposes of registering such shares of Common Stock under the Securities Act to allow future offers and sales by the Selling Stockholders on a continuous or delayed basis without restriction. To the knowledge of the Company, the Selling Stockholders have no arrangement with any brokerage firm for the sale of Common Stock as of date of this Reoffer Prospectus. The Company will receive no part of the proceeds from sales made under this Reoffer Prospectus. Shares included in this Reoffer Prospectus may be offered from time to time by any of the Selling Stockholders in ordinary brokerage transactions, in negotiated transactions in other transactions, as such prices as such stockholder may determine, which may related to market prices prevailing at the time of sale or be negotiated prices.

The Selling Stockholders, any brokers executing selling orders on their behalf and any participating dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of Common Stock by the Selling Stockholders and any commissions or discounts received by brokers or dealers in connection with the sale of Common Stock may be deemed to be underwriting compensation under the Securities Act. All costs, expenses and fees in connection with this Reoffer Prospectus and the Registration Statement to which this Reoffer Prospectus is attached have been borne by the Company. The Selling Stockholders will bear all brokerage or sales commissions and similar selling expenses, if any.

INVESTING IN COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 OF THIS REOFFER PROSPECTUS BEFORE PURCHASING ANY COMMON STOCK. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information provided pursuant to this Reoffer Prospectus does not necessarily indicate that the Selling Stockholder presently intends to sell any or all of the shares included herein. This Reoffer Prospectus is not an offer to sell any securities and is not soliciting an offer to buy any securities in any state where the offer or sale is not permitted. This Reoffer Prospectus or any supplement may only be used where it is legal to sell the applicable shares of Common Stock included in this Reoffer Prospectus. You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. The Company has not authorized anyone else to provide you with different information. Regardless of the time of delivery of this Reoffer Prospectus or of any offer or sale of Common Stock, you should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of those documents, as the information provided herein, including without limitation, the Company’s business, financial condition, results of operations and prospects, may have changed since that date.

The date of this Reoffer Prospectus is December 5, 2017

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Unless the context dictates otherwise, references in this Reoffer Prospectus to the “Company,” the “Registrant,” “we,” “us,” “our,” “ApolloMed” and similar words are to Apollo Medical Holdings, Inc., a Delaware corporation, its consolidated subsidiaries and affiliated medical groups (including variable interest entities). The Centers for Medicare& Medicaid Services (“CMS”) have not reviewed any statements contained in this Reoffer Prospectus.

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FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about the Merger (defined below in “Prospectus Summary”), the benefits of the Merger, our post-Merger business, financial condition, operating results, plans, objectives, expectations and intentions, the expected timing of completion of the Merger, any projections of earnings, revenue or other financial items, such as our projected capitation from CMS; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services, developments, mergers or acquisitions, including the Merger; any statements regarding management's view of future expectations, plans and prospects for us; any statements about prospective adoption of new accounting standards or effects of changes in accounting standards; any statements regarding future economic conditions or performance; any statements of belief; any statements of assumptions underlying any of the foregoing; and other statements that are not historical facts. Forward-looking statements may be identified by the use of forward-looking terms such as “anticipate,” “could,” “can,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “think,” “plan,” “envision,” “intend,” “continue,” “target,” “seek,” “contemplate,” “budgeted,” “will,” “would,” and the negative of such terms, other variations on such terms or other similar or comparable words, phrases or terminology. These forward-looking statements present our estimates and assumptions only as of the date of this report and are subject to change. Except as required by law, we do not intend, and undertake no obligation, to update any forward-looking statement, whether as a result of the receipt of new information, the occurrence of future events, the change of circumstances or otherwise. We further do not accept any responsibility for any projections or reports published by analysts, investors or other third parties.

Forward-looking statements involve risks and uncertainties and are based on the current beliefs, expectations and certain assumptions of the Company’s management. Some or all of such beliefs, expectations and assumptions may not materialize or may vary significantly from actual results. We further caution that such statements are qualified by important economic, competitive, governmental and technological factors that could cause our business, strategy, or actual results or events to differ materially, or otherwise, from those in the forward-looking statements in this document.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and significant risks and uncertainties that could cause actual condition, outcomes and results to differ materially from those indicated by such statements, including, without limitation, the risk factors discussed in this document, in our Annual Report on Form 10-K for the year ended March 31, 2017 filed on June 29, 2017, in the Registration Statement Amendment No. 2 on Form S-4/A filed by us and Network Medical Management, Inc. (“NMM”) on November 9, 2017, and in the Rule 424(b)(3) prospectus filed by us and NMM on November 15, 2017. Some of the key factors impacting these risks and uncertainties include, but are not limited to:

•	risks related to our ability to raise capital as equity or debt to finance our ongoing operations and new acquisitions, for liquidity, or otherwise;

•	our ability to retain key individuals, including our Chief Executive Officer, Warren Hosseinion, M.D., and other members of senior management;

•	the impact of rigorous competition in the healthcare industry generally;

•	the uncertainty regarding the adequacy of our liquidity to pursue our business objectives;

•	the fluctuations in the market value of our common stock;

•	the impact on our business, if any, as a result of changes in the way market share is measured by third parties;

•	our dependence on a few key payors;

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•	whether or not we receive an “all or nothing” annual payment from the CMS in connection with our participation in the Medicare Shared Savings Program (the “MSSP”);

•	the success of our focus on our next generation accountable care organization (“NGACO”), to which we have devoted, and intend to continue to devote, considerable effort and resources, financial and otherwise, including whether we can manage medical costs for patients assigned to us within the capitation received from CMS and whether we can continue to participate in the All-Inclusive Population-Based Payment (“AIPBP”) Mechanism of the NGACO Model as payments thereunder represent a significant part of our total revenues;

•	changes in federal and state programs and policies regarding medical reimbursements and capitated payments for health services we provide;

•	the overall success of our acquisition strategy in locating and acquiring new businesses, and the integration of any acquired businesses with our existing operations;

•	any adverse development in general market, business, economic, labor, regulatory and political conditions;

•	changing rules and regulations regarding reimbursements for medical services from private insurance, on which we are significantly dependent in generating revenue;

•	any outbreak or escalation of acts of terrorism or natural disasters;

•	changing government programs in which we participate for the provision of health services and on which we are also significantly dependent in generating revenue;

•	industry-wide market factors, laws, regulations and other developments affecting our industry in general and our operations in particular, including the impact of any change to applicable laws and regulations relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products, licensing and healthcare reform;

•	general economic uncertainty;

•	the impact of any potential future impairment of our assets;

•	risks related to changes in accounting literature or accounting interpretations;

•	the impact, including additional costs, of mandates and other obligations that may be imposed upon us as a result of new or revised federal and state healthcare laws, such as the Patient Protection and Affordable Care Act (the “ACA”), the rules and regulations promulgated thereunder, any executive or regulatory action with respect thereto and any changes with respect to any of the foregoing by legislative bodies (including the 115th United States Congress), including any possible repeal thereof;

•	risks related to our ability to consummate the pending Merger with NMM and, if the Merger is consummated, successfully integrate our operations with those of NMM; including (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or affect the timing or ability to complete the Merger as contemplated, such as the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing of the Merger or for any other reason or the occurrence of any legal or regulatory proceedings or other matters that affect the timing or ability to complete the Merger as contemplated; (ii) the effects of the Merger on our current plans, operations, financial results and business relationships, including any disruption from the Merger or the termination of the Merger Agreement on our current plans, operations and business relationships; (iii) diversion of management time on issues related to the Merger; (iv) the amount of costs, fees, expenses, impairments and charges related to the Merger; (v) the risk that the businesses of NMM and the Company will not be integrated successfully, or that the integration will be more costly or more time consuming and complex than anticipated; (vi) the risk that synergies anticipated to be realized from the Merger may not be fully realized or may take longer to realize than expected; and (vii) the uncertainty regarding the adequacy of the post-Merger combined company’s liquidity to pursue its business objectives; and

•	general inefficiencies of trading on junior markets or quotations systems, including the need to comply on a state-by-state basis with state “blue sky” securities laws for the resale of our common stock currently quoted on OTC Pink, and the uncertainty related to our application for listing of our common stock on the NASDAQ Stock Market effective as of the closing of the Merger as no assurance can be given that our common stock will trade on the NASDAQ Stock Market.

For a detailed description of these and other factors that could cause actual results to differ materially from those expressed in any forward-looking statement, please see the section entitled “Risk Factors,” beginning on page 11 of this Reoffer Prospectus, the section entitled “Risk Factors,” beginning on page 39 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2017, the section entitled “Risk Factors,” beginning on page 28 of our Annual Report on Form 10-K for the year ended March 31, 2017, filed with the SEC on June 29, 2017, the section entitled “Risk Factors,” beginning on page 44 of the Registration Statement Amendment No. 2 on Form S-4/A filed with the SEC by us and NMM on November 9, 2017, and the section entitled “Risk Factors,” beginning on page 29 of the Rule 424(b)(3) prospectus filed by us and NMM on November 15, 2017. In light of the foregoing, investors are advised to carefully read this Report in connection with the important disclaimers set forth above and are urged not to rely on any forward-looking statements in reaching any conclusions or making any investment decisions about us or our securities.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this Reoffer Prospectus. This summary is not complete and does not contain all the information you should consider before investing in Common Stock. You should carefully read the entire prospectus, including the “Risk Factors” section beginning on page 11 of this Reoffer Prospectus and the financial statements and the other information incorporated by reference in this Reoffer Prospectus, before making an investment decision. If you invest in Common Stock, you are assuming a high degree of risk.

Overview

Apollo Medical Holdings, Inc. and its affiliated physician groups are a physician-centric integrated population health management company working to provide coordinated, outcomes-based medical care in a cost-effective manner.

ApolloMed implements and operates innovative health care models to create a patient-centered, physician-centric experience. ApolloMed have the following integrated, synergistic operations:

•	Hospitalists, which includes contracted physicians who focus on the delivery of comprehensive medical care to hospitalized patients;

•	An accountable care organization (“ACO”) participating in the Medicare Shared Savings Program (the “MSSP”), which focuses on providing high-quality and cost-efficient care to Medicare fee-for-service (“FFS”) patients;

•	A next generation accountable care organization (“NGACO”), which started operations on January 1, 2017, and focuses on providing high-quality and cost-efficient care for Medicare FFS patients;

•	An independent practice association (“IPA”), which contracts with physicians and provides care to Medicare, Medicaid, commercial and dual-eligible patients on a risk- and value-based fee basis;

•	One clinic, which provides specialty care in the greater Los Angeles area;

•	Hospice care, Palliative care, and home health services, which include at-home and end-of-life services; and

•	A cloud-based population health management IT platform, which was acquired in January 2016, and includes digital care plans, a case management module, connectivity with multiple healthcare tracking devices and also integrates clinical data.

ApolloMed operates in one reportable segment, the healthcare delivery segment. ApolloMed’s revenue streams are diversified among various operations and contract types, and include:

•	Traditional FFS reimbursement; and

•	Risk and value-based contracts with health plans, third party IPAs, hospitals and the NGACO and MSSP sponsored by CMS, which are the primary revenue sources for hospitalists, ACOs, IPAs and hospice/palliative care operations.

ApolloMed serves Medicare, Medicaid and health maintenance organization (“HMO”) patients, and uninsured patients, in California. ApolloMed primarily provides services to patients who are covered predominantly by private or public insurance, although ApolloMed derives a small portion of its revenue from non-insured patients. ApolloMed provides care coordination services to each major constituent of the healthcare delivery system, including patients, families, primary care physicians, specialists, acute care hospitals, alternative sites of inpatient care, physician groups and health plans. ApolloMed’s physician network consists of hospitalists, primary care physicians and specialist physicians primarily through ApolloMed’s owned and affiliated physician groups.

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ApolloMed operates through its subsidiaries, including:

•	Apollo Palliative Care Services, LLC (“APS”);

•	Apollo Medical Management, Inc. (“AMM”)

•	Pulmonary Critical Care Management, Inc. (“PCCM”)

•	Verdugo Medical Management, Inc. (“VMM”); and

•	ApolloMed Accountable Care Organization, Inc. (“ApolloMed ACO”).

ApolloMed has a controlling interest in APS, which owns two Los Angeles-based companies, Best Choice Hospice Care LLC (“BCHC”) and Holistic Care Home Health Care Inc. (“HCHHA”). ApolloMed’s palliative care services focuses on providing relief from the symptoms and stress of a serious illness.

AMM, PCCM and VMM each operates as a physician practice management company and is in the business of providing management services to physician practice corporations under long-term MSAs, pursuant to which AMM, PCCM or VMM, as applicable, manages certain non-medical services for the physician group and has exclusive authority over all non-medical decision making related to ongoing business operations. The MSAs that AMM, PCCM and VMM enter into with physician groups generally provide for management fees that are recognized as earned based on a percentage of revenues or cash collections generated by the physician practices.

Through AMM, ApolloMed manages a number of affiliates pursuant to their long-term MSAs with AMM, including:

•	ApolloMed Hospitalists (“AMH”), ApolloMed’s initial business;

•	Maverick Medical Group, Inc. (“MMG”);

•	Southern California Heart Centers (“SCHC”); and

•	Bay Area Hospitalist Associates, a Medical Corporation (“BAHA”).

In 2012, ApolloMed formed an ACO, ApolloMed ACO, which participates in the MSSP to improve the quality of patient care and outcomes through more efficient and coordinated approach among providers, and an IPA, MMG. In 2013, ApolloMed expanded service offering to include integrated inpatient and outpatient services through MMG.

In 2014, ApolloMed added several complementary operations by acquiring an IPA, AKM Medical Group, Inc. (“AKM”), outpatient primary care and specialty clinics, as well as hospice/palliative care and home health entities. During fiscal year 2016, ApolloMed combined the operations of AKM into those of MMG.

In 2014, ApolloMed acquired SCHC, a specialty clinic that focuses on cardiac care and diagnostic testing.

In 2016, ApolloMed acquired a controlling interest in BAHA. BAHA is a hospitalist, intensivist and post-acute care practice with a presence at three acute care hospitals, one long-term acute care hospital and several skilled nursing facilities in San Francisco.

In 2016, through Apollo Care Connect, ApolloMed acquired certain technology and other assets of Healarium, Inc., which provides ApolloMed with a population health management platform that includes digital care plans, a case management module, connectivity with multiple healthcare tracking devices and the ability to integrate with multiple electronic health records to capture clinical data.

On January 18, 2017, CMS announced that APAACO, which is owned 50% by ApolloMed and 50% by Network Medical Management, Inc. (“NMM”), has been approved to participate in CMS’ Next Generation ACO Model (the “NGACO Model”). The NGACO Model is a new CMS program that builds upon previous ACO programs. Through this new model, CMS will partner with APAACO and other accountable care organizations (“ACOs”) experienced in coordinating care for populations of patients and whose provider groups are willing to assume higher levels of financial risk and potentially achieve a higher reward from participating in this new attribution-based risk sharing model. The NGACO program began on January 1, 2017. AMM has a long-term management services agreement with APAACO. APAACO is consolidated as a variable interest entity by AMM as it was determined that AMM is the primary beneficiary of APAACO. APAACO chose to participate in the All-Inclusive Population-Based Payment (“AIPBP”) payment mechanism of the NGACO Model. Under the AIPBP payment mechanism, CMS estimates the total annual Part A and Part B Medicare expenditures of APAACO’s assigned Medicare beneficiaries and pays that projected amount in per beneficiary per month payments. In October 2017, CMS notified APAACO that it has not been renewed for participation in the AIPBP payment mechanism of the NGACO Model for performance year 2018 due to certain alleged deficiencies in performance by APAACO. On November 9, 2017, APAACO submitted a request for reconsideration to CMS. If APAACO is not successful in convincing CMS to reverse its decision then the payment mechanism under the NGACO Model would default to traditional Fee For Service (“FFS”). This would result in the loss in monthly revenues and cash flow currently being generated by APAACO, currently at a rate of approximately $9.3 million per month, and would thus have a material adverse effect on ApolloMed’s future revenues and potential cash flow.

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Corporate Information

Apollo Medical Holdings, Inc. was incorporated in the State of Delaware on November 1, 1985 under the name McKinnely Investment, Inc. On November 5, 1986 McKinnely Investment, Inc. changed its name to Acculine Industries, Incorporated and Acculine Industries, Incorporated changed its name to Siclone Industries, Incorporated on May 24, 1988. On July 3, 2008, Apollo Medical Management, Inc. (“AMM”) merged into a wholly-owned subsidiary of Siclone Industries, Inc., and Siclone Industries, Inc., as the surviving entity from the merger, simultaneously changed its name to Apollo Medical Holdings, Inc.

On December 21, 2016, ApolloMed entered into an Agreement and Plan of Merger (the “Merger Agreement”) among ApolloMed, Apollo Acquisition Corp., a wholly-owned subsidiary of ApolloMed (“Merger Subsidiary”), Network Medical Management, Inc. (“NMM”) and Kenneth Sim, M.D. (as the representative of the shareholders of NMM), pursuant to which NMM, one of the largest healthcare management services organizations in the United States that currently is responsible for coordinating the care for over 600,000 covered patients in Southern and Central California through a network of ten IPAs with over 4,000 contracted physicians, will merge into Merger Subsidiary (the “Merger”), and upon consummation of the Merger, NMM shareholders will receive such number of shares of Common Stock such that, after giving effect to the Merger and assuming there would be no dissenting NMM shareholders at the closing, NMM shareholders will own 82% of the total issued and outstanding shares of Common Stock at the closing of the Merger and ApolloMed’s current stockholders will own the other 18% (the “Exchange Ratio”).

On March 30, 2017, NMM, ApolloMed and other relevant parties entered into an Amendment to the Merger Agreement (the “Merger Agreement Amendment No. 1”) to exclude, for purposes of calculating the Exchange Ratio, from “Parent Shares” (as defined in the Merger Agreement) 499,000 shares of Common Stock issued or issuable pursuant to a securities purchase agreement dated as of March 30, 2017, between ApolloMed and Alliance Apex, LLC (“Alliance”). As part of the Merger Agreement Amendment No. 1, the merger consideration to be paid by ApolloMed to NMM shareholders was amended to include warrants to purchase 850,000 shares of Common Stock at an exercise price of $11 per share in the closing of the Merger. On October 17, 2017, ApolloMed entered into a second amendment to the Merger Agreement (the “Merger Agreement Amendment No. 2”). The Merger Agreement Amendment No. 2 extended the “End Date” (as defined in the Merger Agreement) to March 31, 2018. Pursuant to the Merger Agreement Amendment No. 2, upon consummation of the Merger (and assuming there will be no NMM dissenting shareholder interests as of the closing of the Merger), in addition to receiving such number of shares of Common Stock that represents 82% of the total issued and outstanding shares of Common Stock immediately following the consummation of the Merger and warrants to purchase 850,000 shares of Common Stock, NMM shareholders will be entitled to receive at the closing of the Merger an aggregate of 2,566,666 shares of Common Stock and warrants to purchase an aggregate of 900,000 shares of Common Stock exercisable at $10.00 per share. Pursuant to the Merger Agreement Amendment No. 2, NMM also agreed to provide an additional $4,000,000 working capital loan to ApolloMed as evidenced by a promissory note in the principal amount of $9,000,000 (the “Restated NMM Note”), which replaces the previous promissory note issued to NMM in the principal amount of $5,000,000, and is convertible into shares of Common Stock at a conversion price of $10.00 per share (subject to adjustment for stock splits, dividends, recapitalizations and the like) within 10 business days prior to maturity. In addition, pursuant to its terms, the principal amount of the Restated NMM Note shall be increased to $13,990,000 if ApolloMed fails to pay a promissory note issued to Alliance in the principal amount of $4,990,000 (the “Alliance Note”), and NMM will either pay all amounts owed under the Alliance Note or enter into another agreement with Alliance (such that in either case the Alliance Note is cancelled).

On August 11, 2017, NMM and ApolloMed filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) in connection with the Merger. On October 30, 2017 and November 9, 2017, respectively, NMM and ApolloMed filed an Amendment No. 1 on Form S-4/A and two additional amendments, Amendment No. 2 and Amendment No. 3 on Forms S-4/A, to the August 11, 2017 registration statement. On November 13, 2017, the SEC staff declared the Form S-4 registration statement as amended to be effective. On November 15, 2017, NMM and ApolloMed filed a Rule 424(b)(3) prospectus to reflect certain supplemental information to the prospectus previously filed as part of the Form S-4 registration statement.

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ApolloMed has applied for listing of Common Stock on the NASDAQ Stock Market effective as of the closing of the Merger. No assurance can be given that Common Stock will trade on the NASDAQ Stock Market.

Consummation of the Merger, which remains subject to other conditions described in the Merger Agreement, including approval by stockholders of ApolloMed and the shareholders of NMM, is expected to take place in the second half of calendar year 2017.

As of November 8, 2017, there were 6,033,495 shares of Common Stock, 1,111,111 shares of Series A preferred stock of ApolloMed, par value $0.001, and 555,555 of Series A preferred stock of ApolloMed, par value $0.001, issued and outstanding. NMM current owns all shares of ApolloMed’s Series A and Series B preferred stock. As of date of this Reoffer Prospectus, the Company was authorized to issue up to 100,000,000 shares of Common Stock and 5,000,000 shares of its preferred stock.

ApolloMed is required to reserve and keep available out of the authorized but unissued shares of Common Stock such number of shares sufficient to affect the conversion of all outstanding preferred stock, the exercise of all outstanding warrants exercisable into shares of Common Stock, the conversion of all outstanding notes and accrued interest into shares of Common Stock, and shares granted and available for grant as stock options under ApolloMed’s Equity Incentive Plans. The number of shares of Common Stock reserved for these purposes is as follows as of September 30, 2017:

For warrants outstanding	1,951,166
For stock options outstanding	1,212,350
For debt outstanding and accrued interest	514,093
For preferred stock issued and outstanding	1,666,666

Total	5,344,275

In addition to the Restated NMM Note and Alliance Note, ApolloMed has several standby letters of credit and lines of credit as of the date of this Reoffer Prospectus. In January 2013, City National Bank (“CNB”) provided to MMG an irrevocable standby letter of credit for $10,000, which was increased to $500,000 in November, 2014. Such letter of credit renews automatically every 5 months. In December 2016, CNB provided to MMG another irrevocable standby letter of credit for $235,000, which expires December 31, 2017. In March 2017, APAACO established an irrevocable standby letter of credit with a financial institution for $6,699,329 for the benefit of CMS, which expires on December 31, 2018 and will be automatically extended without amendment for additional one-year periods, unless terminated by the institution prior to 90 days from the expiration date. BAHA has a line of credit of $150,000 with First Republic Bank. Borrowings thereunder bear interest at the prime rate (as defined) plus 3.0% (7.25% and 7.0% per annum at September 30, 2017 and March 31, 2017, respectively). Such line of credit is unsecured.

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RISK FACTORS

Our business, financial condition and operating results are affected by a number of factors, whether currently known or unknown, including risks specific to us or the healthcare industry as well as risks that affect businesses in general. In addition to the information and risk factors set forth in this document, you should carefully consider the factors discussed in Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2017, Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2017 filed with the SEC on June 29, 2017, the risk factors discussed in the Registration Statement Amendment No. 2 on Form S-4/A filed with the SEC by us and Network Medical Management, Inc. (“NMM”) on November 9, 2017, and the risk factors discussed in the Rule 424(b)(3) prospectus filed by us and NMM on November 15, 2017. The risks and uncertainties disclosed in such Annual Report, in such Registration Statement Amendment, in such prospectus, and in this document could materially adversely affect our business, financial condition, cash flows or results of operations and thus our stock price. These risk factors may be important to understanding other statements in this document. Because of such risk factors, as well as other factors affecting our financial condition and operating results, our past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods. The risks and uncertainties described below are not the only ones that we face, additional risks and uncertainties not currently known or we currently deem to be immaterial may also materially adversely affect our business, financial condition or results of operations, and these factors should be considered in conjunction with general investment risks and other information included herein, including the matters addressed in the section entitled “Forward-Looking Statements” beginning on page 5 of this document.

Risks Related to Common Stock of ApolloMed

ApolloMed’s current principal stockholders have significant influence over ApolloMed and the stockholders could delay, deter or prevent a change of control or other business combination or otherwise cause ApolloMed to take action with which stockholders might not agree. This includes that ApolloMed’s founders, Warren Hosseinion, M.D. and Adrian Vazquez, M.D., combined currently own more than 35% of ApolloMed’s shares and have significant influence over ApolloMed’s operations and strategic direction.

ApolloMed’s executive officers and directors, together with holders of greater than 5% of its outstanding common stock, as a group, currently beneficially own approximately 70% of ApolloMed’s outstanding common stock. As a result, ApolloMed’s executive officers, directors and holders of greater than 5% of its outstanding common stock have the ability to control all matters submitted to ApolloMed’s stockholders for approval, including among other things:

•	changes to the composition of ApolloMed’s ApolloMed board, which has the authority to direct its business and appoint and remove ApolloMed’s officers;

•	proposed mergers, consolidations or other business combinations; and

•	amendments to ApolloMed’s Charter and Bylaws which govern the rights attached to ApolloMed’s shares of common stock.

This concentration of ownership of shares of ApolloMed’s common stock could delay or prevent proxy contests, mergers, tender offers, open market purchase programs or other purchases of shares of ApolloMed’s common stock that might otherwise give its stockholders the opportunity to realize a premium over the then prevailing market price of ApolloMed’s common stock. The interests of ApolloMed’s executive officers, directors and holders of greater than 5% of its outstanding common stock may not always coincide with the interests of the other stockholders. This concentration of ownership may also adversely affect ApolloMed’s stock price.

This concentration of ownership is underscored by the fact that Dr. Hosseinion (who currently owns approximately 19% of ApolloMed’s common stock) and Dr. Vazquez (who currently owns approximately 16% of ApolloMed’s common stock) together currently own more than 35% of ApolloMed’s common stock and exert a significant degree of influence over ApolloMed’s management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. As stockholders, Drs. Hosseinion and Vazquez are entitled to vote their shares in their own interests, which may not always be in the interests of ApolloMed’s stockholders generally. Their concentrated holdings of so much of ApolloMed’s common stock may harm the value of ApolloMed’s shares and discourage investors from investing in ApolloMed. Drs. Hosseinion and Vazquez could also seek to delay, defer or prevent a change of control, merger, consolidation or sale of all or substantially all of ApolloMed’s assets that other stockholders may support, or conversely this concentrated control could result in the consummation of a transaction that other stockholders may not support.

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In the past, ApolloMed’s common stock has been subject to the “penny stock” rules of the SEC, and it could become subject to that rule again. Additionally, trading in ApolloMed’s securities is very limited, which makes transactions in its common stock cumbersome, increases stock price volatility and may reduce the value of an investment in its securities.

The SEC has adopted Rule 3a51-1 under the Exchange Act, which establishes the definition of a “penny stock”, for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. During the last 52 weeks, ApolloMed’s common stock has traded at both below and above $5.00 per share. For any transaction involving a penny stock, unless exempt, Rule 15g-9 under the Exchange Act requires:

•	a broker or dealer to approve a person’s account for transactions in penny stocks; and

•	a broker or dealer receives a written agreement for the transaction from the investor, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, among other things:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to purchase or sell ApolloMed’s common stock and cause a decline in the market value of its stock or underscore its stock’s volatility in the market.

Additionally, ApolloMed’s common stock is relatively thinly traded and on a number of days there are no market transactions in ApolloMed’s common stock. This could contribute to stock price volatility or supply/demand imbalances that could adversely affect the price of ApolloMed’s common stock from time to time, making an investment in ApolloMed’s common stock less attractive to certain investors.

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ApolloMed’s common stock is thinly traded, the market price of ApolloMed’s common stock is volatile and the value of investments could fluctuate, and decline, significantly.

ApolloMed’s common stock is thinly traded. In part because of that, and for other reasons, the trading price of ApolloMed’s common stock has been, and ApolloMed expects it to continue to be, volatile, which means that it could decline substantially within a short period of time. The price at which ApolloMed’s common stock trades depends upon a number of factors, including ApolloMed’s results of operations, its financial situation, the announcement and consummation of certain transactions, ApolloMed’s ability or inability to raise the additional capital and the terms on which it raises capital and trading volume, and sometimes factors not related to our operating performance or prospects. Therefore, the price at which ApolloMed’s common stock trades may fluctuate, and investors may experience a decrease in the value of the shares of ApolloMed’s common stock that they hold, including for the following factors:

•	variations in quarterly operating results of ApolloMed;

•	negative reporting about ApolloMed in the press;

•	developments in the hospitalists markets;

•	announcements of acquisitions dispositions and other corporate level transactions by ApolloMed;

•	announcements of financings and other capital raising transactions by ApolloMed;

•	loss of significant customers, distributors or suppliers by ApolloMed;

•	changes in third party reimbursement practices;

•	regulatory developments or legal actions against ApolloMed;

•	introduction of new products, services or changes in pricing policies by ApolloMed’s competitors;

•	sales of stock by ApolloMed’s stockholders generally and ApolloMed’s larger stockholders or insiders in particular;

•	general inefficiencies of trading on junior markets or quotations systems, including the need to comply on a state-by-state basis with state “blue sky” securities laws for the resale of ApolloMed’s common stock until it trades on the NASDAQ Stock Market;

•	fluctuations of investor interest in the healthcare sector; and

•	fluctuations in the economy, world political events or general stock market conditions.

No assurance can be given that ApolloMed’s Common Stock will trade on NASDAQ Stock Market at or following the closing of the Merger. There has been a limited trading market for ApolloMed’s common stock to date and it may continue to be the case even if the Merger is consummated and ApolloMed’s NASDAQ listing is approved.

There has been limited trading volume in ApolloMed common stock, which is currently quoted on OTC Pink and traded under the symbol “AMEH.” Although ApolloMed has applied for listing of common stock on the NASDAQ Stock Market effective as of the closing of the Merger, no assurance can be given that ApolloMed’s common stock will trade on the NASDAQ Stock Market at the closing of the Merger. If ApolloMed’s common stock does not trade on the NASDAQ Stock Market effective as of the closing of the Merger, shares of Common Stock to be issued to NMM shareholders in connection with the Merger will need to be qualified under, or otherwise be issued in compliance with, applicable state securities or “blue sky” laws. This compliance effort could add substantial costs and may not be successful, and as a result, ApolloMed may face significant adverse regulatory actions, including fines and penalties.

It is anticipated that there will continue to be a limited trading market for ApolloMed common stock even if ApolloMed’s NASDAQ listing is approved. A lack of an active market may impair the ability of ApolloMed’s stockholders to sell shares at the time they wish to sell or at a price that they consider favorable. The lack of an active market may also reduce the fair market value of ApolloMed’s common stock, impair ApolloMed’s ability to raise capital by selling shares of capital stock and impair ApolloMed’s ability to use its common stock as consideration to attract and retain talent or engage in business transactions (including mergers and acquisitions).

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Investors may experience dilution of their ownership interests because of the future issuance of additional shares of ApolloMed’s common stock.

To date, ApolloMed has to fund all of its operations and development expenditures from cash on hand and equity or debt financings. ApolloMed may need to raise additional funding, including following the closing of the Merger, for its operational and development needs. As a result, ApolloMed may in the future issue additional authorized but previously unissued equity securities, resulting in further dilution of the ownership interests of ApolloMed’s present stockholders. ApolloMed may also issue additional shares of its common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future debt financings, or for other business purposes. For example, ApolloMed will have to issue additional shares of common stock to NNA if ApolloMed fails to comply with NNA’s registration rights. Moreover, ApolloMed has issued securities to its directors, officers, other employees, consultants, lenders and other third parties, including options, warrants, convertible preferred stock and convertible debt, conversions or exercises of which would result in the issuance of additional shares of ApolloMed’s common stock, resulting in dilution of the ownership interests of its present stockholders.

The future issuance of any such additional shares of common stock may create downward pressure on the trading price of ApolloMed’s common stock. There can be no assurance that ApolloMed will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of ApolloMed’s common stock are currently traded at such time.

Risks Related to the Business of ApolloMed

ApolloMed has a history of losses, and may have to further reduce costs by curtailing future operations to continue as a business.

Historically, ApolloMed has had operating losses and cash flow has been inadequate to support ongoing operations. For the three months ended September 30, 2017, and for the year ended March 31, 2017, ApolloMed had a net loss of approximately $4.2 million and $8.7 million, respectively, and as of September 30, 2017, ApolloMed had an accumulated deficit of approximately $45.1 million. ApolloMed’s ability to fund its capital requirements out of available cash and cash generated from its operations depends on a number of factors, including ApolloMed’s ability to integrate recently acquired businesses and continue growing its existing operations. If ApolloMed cannot generate positive cash flow from operations, it will have to reduce costs and/or try to raise working capital from other sources. These measures could materially and adversely affect ApolloMed’s ability to operate its business as presently conducted and execute ApolloMed’s business model.

ApolloMed may not be able to continue as a going concern.

As shown in the accompanying consolidated financial statements, ApolloMed has incurred a net loss of approximately $4.2 million and $8.7 million for the six months ended September 30, 2017 and for the year ended March 31, 2017, respectively, and used approximately $8.1 million in cash from operating activities during the year ended March 31, 2017 and, as of September 30, 2017, has an accumulated deficit and a stockholders’ deficit of approximately $45.1 million and $7.3 million, respectively. These factors raise substantial doubt about ApolloMed’s ability to continue as a going concern. ApolloMed’s consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that ApolloMed cannot continue as a going concern.

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ApolloMed may encounter difficulties in managing its growth.

ApolloMed may not be able to successfully grow and expand. Successful implementation of its business plan will require management of growth, including potentially rapid and substantial growth, which could result in an increase in the level of responsibility for management personnel and strain on ApolloMed’s human and capital resources. To manage growth effectively, ApolloMed will be required, among other things, to continue to implement and improve its operating and financial systems and controls to expand, train and manage its employee base. ApolloMed’s ability to manage its operations and growth effectively requires ApolloMed to continue to expend funds to enhance its operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient numbers of talented personnel. If ApolloMed is unable to implement and scale improvements to all of its control systems in an efficient and timely manner or if ApolloMed encounters deficiencies in existing systems and controls, then it will not be able to make available the services required to successfully execute its business plan. Failure to attract and retain sufficient numbers of qualified personnel could further strain its human resources and impede its growth or result in ineffective growth. Moreover, the management, systems and controls currently in place or to be implemented may not be adequate for such growth, and the steps taken to hire personnel and to improve such systems and controls might not be sufficient. If ApolloMed is unable to manage its growth effectively, it will have a material adverse effect on its business, results of operations and financial condition.

The terms of debt agreements could restrict ApolloMed’s operations, particularly ApolloMed’s ability to respond to changes in its business or to take specified actions and an event of default under ApolloMed’s debt agreements could harm its business.

Agreements for any indebtedness would likely contain a number of restrictive covenants that impose significant operating and financial restrictions on ApolloMed, including restrictions on ApolloMed’s ability to take actions that may be in its best interests. Debt agreements often include covenants that, among other things, generally:

•	do not allow the borrower to borrow additional amounts or additional amounts above a certain limit, or that are senior to the existing debt, without the approval of the creditor;

•	require the borrower to obtain the consent of the creditor for acquisitions in excess of an agreed upon amount and/or grant security interests in newly-acquired companies;

•	do not allow the borrower to dispose of assets;

•	do not allow the borrower to liquidate, wind up or dissolve any of its subsidiaries without the creditor’s approval;

•	do not allow the borrower to create any liens on any of its assets;

•	require the borrower not to impair any security interests that the creditor has in the borrower’s assets; and

•	require the borrower to meet, on an ongoing basis, certain financial covenants, which may include targets as to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), leverage ratio, fixed charge coverage ratio and consolidated tangible net worth.

 No assurances can be given that ApolloMed will be able to meet any of the financial covenants in favor of a creditor, and, if ApolloMed were to fail to meet any financial covenants, there would be an event of default and no assurance can be given that a creditor would waive such default, which in turn could result in a material adverse effect on ApolloMed’s financial condition and ability to continue its operations.

ApolloMed is required to prepare and file with the SEC a registration statement covering the sale of a former creditor’s registrable securities by March 31, 2018.

On March 28, 2014, ApolloMed entered into a Credit Agreement (the “Credit Agreement”) with NNA of Nevada, Inc. (“NNA”), an affiliate of Fresenius SE & Co. KGaA (“Fresenius”), which has been amended from time to time. Presently, ApolloMed is required to prepare and file with the SEC a registration statement covering the sale of NNA’s registrable securities issued pursuant to the Credit Agreement by March 31, 2018. If ApolloMed fails to do so by such date, for each month thereafter until it files the registration statement registering NNA’s registrable securities ApolloMed must pay NNA liquidated damages of 1.5% of the total purchase price of the registrable securities owned by NNA, payable in shares of ApolloMed common stock. This may result in the dilution of the ownership interests of ApolloMed’s stockholders.

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The nature of ApolloMed’s business and rapid changes in the healthcare industry makes it difficult to reliably predict future growth and operating results.

Rapidly changing Federal and state healthcare laws, and the regulations thereunder, make it difficult to anticipate the nature and amount of medical reimbursements, third party private payments and participation in certain government programs. For example, ApolloMed was awarded a participation agreement under the Centers for Medicare & Medicaid Services (“CMS”) Medicare Shared Savings Program (“MSSP”) in July 2012, to operate as an Accountable Care Organization (“ACO”). The ACO has received an “all or nothing” payment under the MSSP program for services rendered in fiscal 2015, but did not receive such a payment for fiscal 2016 or fiscal 2017. This makes it difficult to forecast ApolloMed’s future earnings, cash flow and results of operations. The evolving nature of the current medical services industry increases these uncertainties.

ApolloMed may be unable to successfully integrate recently acquired and launched entities and may have difficulty predicting the future needs of those entities.

In fiscal 2015, ApolloMed acquired AKM Medical Group, Inc., a California corporation (“AKM”), Southern California Heart Centers, a California medical corporation (“SCHC”), Best Choice Hospice Care, LLC, a California limited liability company (“BCHC”), and Holistic Care Home Health Agency, Inc., a California corporation (“HCHHA”), and launched ApolloMed Care Clinic, a California professional corporation (“ACC”), and Apollo Palliative Services LLC, a California limited liability company (“ApolloMed Palliative” or “APS”). In fiscal 2016, ApolloMed formed Apollo Care Connect, Inc., a Delaware corporation (“Apollo Care Connect”), and combined the operations of AKM into those of MMG, and disposed of substantially all of the assets of ACC. In fiscal 2017, ApolloMed acquired Bay Area Hospitalist Associates (“BAHA”) and also formed APAACO to operate under CMS’ Next Generation Accountable Care Organization Model Program (the “NGACO Model”).

As a result of ApolloMed’s rapid expansion ApolloMed may be unable to successfully integrate the various entities it has acquired or formed. Additionally, these entities operate in different areas of the health care industry and ApolloMed cannot accurately predict how these acquired entities will perform in the future, integrate into its entire operations or result in a diversion of management focus and attention to other parts of ApolloMed’s business.

ApolloMed’s growth strategy may not prove viable and expected growth and value may not be realized.

ApolloMed’s business strategy is to grow rapidly by managing a network of medical groups providing certain hospital-based services and integrated inpatient and outpatient physician networks. ApolloMed also seeks growth opportunities both organically and through the acquisition of target medical groups and other service providers. Identifying quality acquisition candidates is a time-consuming and costly process. There can be no assurance that ApolloMed will be successful in identifying and establishing relationships with these and other candidates. If ApolloMed is not successful in identifying and acquiring other entities, its ability to successfully implement its business plan and achieve targeted financial results could be adversely affected. The process of integrating acquired entities involves significant risks, which include, but are not limited to:

•	demands on ApolloMed’s management team related to the significant increase in the size of its business;

•	diversion of management’s attention from the management of daily operations;

•	difficulties in the assimilation of different corporate cultures and business practices;

•	difficulties in conforming the acquired entities’ accounting policies to ApolloMed’s;

•	retaining employees who may be vital to the integration of departments, information technology systems, including accounting;

•	systems, technologies, books and records, procedures and maintaining uniform standards, such as internal accounting controls;

•	procedures, and policies; and

•	costs and expenses associated with any undisclosed or potential liabilities.

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There can be no assurance that ApolloMed will be able to manage the integration of its acquisitions or the growth of such acquisitions effectively.

An element of ApolloMed’s growth strategy is also the expansion of its business by developing new palliative care programs in its existing markets and in new markets. This aspect of ApolloMed’s growth strategy may not be successful, which could adversely impact its overall growth and profitability. ApolloMed cannot assure that it will be able to:

•	identify markets that meet ApolloMed’s selection criteria for new palliative care programs;

•	hire and retain a qualified management team to operate each of ApolloMed’s new palliative care programs;

•	manage a large and geographically diverse group of palliative care programs;

•	become Medicare and Medicaid certified in new markets;

•	generate a sufficient patient base in new markets to operate profitably in these new markets; or

•	compete effectively with existing programs.

ApolloMed may not make appropriate acquisitions, may fail to integrate them into its business, or these acquisitions could alter ApolloMed’s current payor mix and reduce its revenue.

ApolloMed’s business is significantly dependent on locating and acquiring or partnering with medical practices or individual physicians to provide health care services. As part of ApolloMed’s growth strategy, it regularly reviews potential acquisition opportunities. ApolloMed cannot predict whether it will be successful in pursuing such acquisition opportunities or what the consequences of any such acquisitions would be. If ApolloMed is not successful in finding attractive acquisition candidates that it can acquire on satisfactory terms, or if it cannot successfully complete and efficiently integrate those acquisitions that it identifies, ApolloMed may not be able to implement its business model, which would likely negatively impact its revenues, results of operations and financial condition. Furthermore, ApolloMed’s acquisition strategy involves a number of risks and uncertainties, including:

•	ApolloMed may not be able to identify suitable acquisition candidates or strategic opportunities or successfully implement or realize the expected benefits of any suitable opportunities. In addition, ApolloMed competes for acquisitions with other potential acquirers, some of which may have greater financial or operational resources than it does. This competition may intensify due to the ongoing consolidation in the healthcare industry, which may increase ApolloMed’s acquisition costs.

•	ApolloMed may be unable to successfully and efficiently integrate completed acquisitions, including its recently completed acquisitions and such acquisitions may fail to achieve the financial results it expected. Integrating completed acquisitions into ApolloMed’s existing operations involves numerous short-term and long-term risks, including diversion of its management’s attention, failure to retain key personnel, failure to retain payor contracts and failure of the acquired practice to be financially successful.

•	ApolloMed cannot be certain of the extent of any unknown or contingent liabilities of any acquired business, including liabilities for failure to comply with applicable laws. ApolloMed may incur material liabilities for past activities of acquired entities. Also, depending on the location of the acquisition, it may be required to comply with laws and regulations that may differ from those of the states in which ApolloMed’s operations are currently conducted.

•	ApolloMed may acquire individual or group medical practices that operate with lower profit margins as compared with its current or expected profit margins or which have a different payor mix than ApolloMed’s other practice groups, which would reduce its profit margins. Depending upon the nature of the local healthcare market, ApolloMed may not be able to implement its business model in every local market that it enters, which may negatively impact ApolloMed’s revenues and financial condition.

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•	If ApolloMed finances acquisitions by issuing equity securities or securities convertible into equity securities, its existing stockholders could be diluted, which, in turn, could adversely affect the market price of ApolloMed’s stock. If ApolloMed finances an acquisition with debt, it could result in higher leverage and interest costs. As a result, if it fails to evaluate and execute acquisitions properly, ApolloMed might not achieve the anticipated benefits of these acquisitions, and it may increase its acquisition costs.

Changes to the fair value of contingent compensation payments to be paid in connection with ApolloMed’s acquisitions may result in significant fluctuations to its results of operations.

In connection with some of ApolloMed’s recent acquisitions, ApolloMed is required to make certain contingent compensation payments. The fair value of such payments is re-evaluated periodically based on changes in ApolloMed’s estimate of future operating results and changes in market discount rates. Any changes in ApolloMed’s estimated fair value is recognized in its results of operations. Increases in the amount of contingent compensation payments ApolloMed is required to make may have an adverse effect on its financial condition.

ApolloMed’s management team’s attention may be diverted by recent acquisitions and searches for new acquisition targets, and its business and operations may suffer adverse consequences as a result.

Mergers and acquisitions are time-intensive, requiring significant commitment of ApolloMed’s management team’s focus and resources. If ApolloMed’s management team spends too much time focused on recent acquisitions or on potential acquisition targets, its management team may not have sufficient time to focus on its existing business and operations. This diversion of attention could have material and adverse consequences on ApolloMed’s operations and its ability to be profitable.

ApolloMed’s growth strategy incurs significant costs, which could adversely affect its financial condition.

ApolloMed’s growth-by-acquisition strategy involves significant costs, including financial advisory, legal and accounting fees, and may include additional costs, including costs of fairness opinions, labor costs, termination payments, contingent payments and bonuses, among others. These costs could put a strain on ApolloMed’s available cash and cash flow, which in turn could adversely affect its overall financial condition.

ApolloMed may be unable to scale its operations successfully.

ApolloMed’s growth strategy will place significant demands on its management and financial, administrative and other resources. Operating results will depend substantially on the ability of ApolloMed’s officers and key employees to manage changing business conditions and to implement and improve its financial, administrative and other resources. If ApolloMed is unable to respond to and manage changing business conditions, or the scale of its operations and the quality of its services, ApolloMed’s ability to retain key personnel and its business could be adversely affected.

ApolloMed could experience significant losses under its capitation-based contracts if the medical expenses it incurs exceed revenues.

In California, health plans typically prospectively pay an IPA a fixed per member per month (“PMPM”) amount, or capitation payment, which is often based on a percentage of the amount received by the health plan. Capitation payments to IPAs, in the aggregate, represent a prospective budget from which the IPA manages care-related expenses on behalf of the population enrolled with that IPA. If ApolloMed’s IPAs are able to manage care-related expenses under the capitated levels, ApolloMed realizes an operating profit on its capitation contracts. However, if ApolloMed’s care-related expenses exceed projected levels, its IPAs may realize substantial operating deficits, which are not capped and could lead to substantial losses.

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ApolloMed’s future growth could be harmed if it loses the services of Dr. Hosseinion.

ApolloMed’s success depends to a significant extent on the continued contributions of its key management personnel, particularly ApolloMed’s Chief Executive Officer, Warren Hosseinion, M.D., for the management of ApolloMed’s business and implementation of its business strategy. ApolloMed has entered into an employment agreement with Dr. Hosseinion and it holds a $5 million key man life insurance policy. The loss of Dr. Hosseinion’s services could have a material adverse effect on ApolloMed’s business, financial condition and results of operations.

If ApolloMed’s agreements or arrangements with Dr. Hosseinion or physician groups are deemed invalid under state corporate practice of medicine and similar laws, or Federal law, or are terminated as a result of changes in state law, it could have a material impact on ApolloMed’s results of operations and financial condition.

There are various state laws, including laws in California, regulating the corporate practice of medicine which prohibits ApolloMed from owning various healthcare entities. This corporate practice of medicine prohibitions are intended to prevent unlicensed persons from interfering with or inappropriately influencing a physician’s professional judgment. These and other laws may also prevent fee-splitting, which is the sharing of professional service income with non-professional or business interests. The interpretation and enforcement of these laws vary significantly from state to state. As a result, ApolloMed has structured other agreements and arrangements with these entities, such as having Dr. Hosseinion hold shares in such practices as nominee shareholder for ApolloMed’s benefit. If these agreements and arrangements were held to be invalid under state laws prohibiting the corporate practice of medicine, a significant portion of ApolloMed’s revenues would be affected, which may result in a material adverse effect on ApolloMed’s results of operations and financial condition. Additionally, any changes to Federal or state law that prohibit such agreements or arrangements could also have a material adverse effect upon ApolloMed’s results of operations and financial condition.

If ApolloMed lost the services of Dr. Hosseinion for any reason, the contractual arrangements with ApolloMed’s variable interest entities (“VIEs”) could be in jeopardy.

Because of corporate practice of medicine laws, many of ApolloMed’s affiliated physician practice groups are either wholly-owned or primarily owned by Dr. Hosseinion as nominee shareholder for ApolloMed’s benefit. If Dr. Hosseinion died, was incapacitated or otherwise was no longer affiliated with ApolloMed, there could be a material adverse effect on the relationship between each of those VIEs and ApolloMed and, therefore, ApolloMed’s business as a whole could be adversely affected.

The contractual arrangements ApolloMed has with its VIEs is not as secure as direct ownership of such entities.

Because of corporate practice of medicine laws, ApolloMed enters into contractual arrangements to manage certain affiliated physician practice groups, which allows ApolloMed to consolidate those groups for financial reporting purposes. If ApolloMed had direct ownership of certain of ApolloMed’s affiliated entities, it would be able to exercise its rights as an equity holder directly to effect changes in the boards of directors of those entities, which could effect changes at the management and operational level. Under ApolloMed’s contractual arrangements, it may not be able to directly change the members of the boards of directors of these entities and would have to rely on the entities and the entities’ equity holders to perform its obligations in order to exercise ApolloMed’s control over the entities. If any of these affiliated entities or its equity holders fail to perform its respective obligations under the contractual arrangements, ApolloMed may have to incur substantial costs and expend additional resources to enforce such arrangements.

Any failure by ApolloMed’s key affiliated entities or its equity holders to perform its obligations under the contractual arrangements it has with ApolloMed would have a material adverse effect on ApolloMed’s business, results of operations and financial condition. ApolloMed also owns the majority, and not all, of the equity of certain subsidiaries.

Several of ApolloMed’s affiliated physician practice groups are owned by other physicians who could die, become incapacitated or otherwise become no longer affiliated with ApolloMed. Although the terms of the MSAs ApolloMed has with these affiliates provide that the MSA will be binding on the successors of such affiliates’ equity holders, as those successors are not parties to the MSAs, it is uncertain whether the successors in case of the death, bankruptcy or divorce of an equity holder would be subject to such MSAs.

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In addition, although ApolloMed consolidates in ApolloMed’s financial reporting and business structure ApolloMed Accountable Care Organization, Inc., a California corporation (“ApolloMed ACO”), and ApolloMed Palliative, individuals other than Dr. Hosseinion, who acts as nominee stockholder for the benefit of Apollo Medical Management, Inc., a Delaware corporation and wholly-owned subsidiary of ApolloMed (“AMM”), also own approximately 20% of the equity of ApolloMed ACO and 44% of the equity in ApolloMed Palliative. Additionally, ApolloMed consolidates APAACO in ApolloMed’s financial reporting, although it owns 50% of the equity in that entity.

ApolloMed’s operations are dependent on a limited number of key payors.

ApolloMed had one payor during the three months ended September 30, 2017 that accounted for 73% of net revenues. Four payors accounted for 18.8%, 13.1%, 8.5% and 6.8% of ApolloMed’s net revenues for ApolloMed’s fiscal year ended March 31, 2017, respectively. ApolloMed had three payors during the fiscal year ended March 31, 2016 that accounted for 29.8%, 15.7% and 9.9% of net revenues, respectively. ApolloMed believes that a majority of its revenue will continue to be derived from a few payors. Each payor may immediately terminate any of ApolloMed’s contracts or any individual credentialed physician upon the occurrence of certain events. They may also amend the material terms of the contracts under certain circumstances. Failure to maintain the contracts on favorable terms or at all, for any reason, would materially and adversely affect ApolloMed’s results of operations and financial condition.

A decline in the number of patients ApolloMed serves could have a material adverse effect on ApolloMed’s results of operations.

Like any business, a material decline in the number of patients ApolloMed serves, whether it or a third party government or private entity is paying for its healthcare, could have a material adverse effect on ApolloMed’s results of operations and financial condition.

ACOs are relatively new and undergoing changes and CMS may change or discontinue the MSSP program.

ApolloMed has invested resources in both applying to participate in the MSSP and in establishing initial infrastructure. The MSSP program and the rules regarding ACOs have been altered and may be further altered in the future. Any material change to the MSSP program and ACO requirements, governance and operating rules, could provide a significant financial risk for ApolloMed and alter its strategic direction, thereby producing stockholder risk and uncertainty. In addition, ApolloMed could be terminated from the MSSP if it does not comply with the MSSP participation requirements.

ApolloMed ACO may not generate savings through its participation in the MSSP revenue, if any, earned by such participation will occur, only once annually on an “all or nothing” basis.

ApolloMed ACO participates in the MSSP sponsored by CMS. The MSSP is a relatively new program with limited history of payments to ACO participants. As a result of the uncertain nature of the MSSP program, ApolloMed considers revenue, if any, under the MSSP, as contingent upon the realization of program savings as determined by CMS, and revenues are not considered earned and therefore are not recognized until notice from CMS that cash payments are to be imminently received.

In addition, there is no assurance that ApolloMed will meet the conditions necessary for receipt of future payments. Furthermore, ApolloMed’s ability to continue to generate savings for the MSSP program depends on many factors, many of which are outside ApolloMed’s control, including, among others, how CMS elects to administer the MSSP program, how savings levels are calculated and continued political support of the MSSP program. As a result, whether future revenues will be earned by ApolloMed ACO is uncertain and will be contingent on various factors, including whether savings were determined to be achieved in 2015 or in any other period during which savings are measured.

During the fiscal year ended March 31, 2015, ApolloMed was awarded and received approximately a $5.4 million payment related to savings achieved from July 1, 2012, through December 31, 2013, which represented 16% of ApolloMed’s net revenue during the year ended March 31, 2015. During the fiscal years ended March 31, 2016 and 2017, ApolloMed did not receive any MSSP payment. ApolloMed is eligible to be considered for an all-or-nothing payment under this program for performance year 2016 (which, if it is paid, would be paid to ApolloMed in fiscal 2018). ApolloMed does not expect to receive any such payments for performance years beginning 2017 because of ApolloMed’s transition to, and business focus on, the NGACO Model, in which it has been participating since January 1, 2017.

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Moreover, if amounts are payable to ApolloMed under the MSSP, it will be paid on an annual basis significantly after the time it is earned. Additionally, since MSSP payments, if any, are made once annually, ApolloMed would not receive such payments spread out over its fiscal year and, consequently, revenue may be materially lower in quarters when any MSSP-related payments are not received by ApolloMed.

The success of ApolloMed’s emphasis on the new NGACO Model is uncertain.

To position ApolloMed to participate in the NGACO Model, it has devoted, and intends to continue to devote, significant effort and resources, financial and otherwise, to the NGACO Model, and refocus away from certain other parts of ApolloMed’s historic business and revenue streams, which will receive less emphasis in the future and could result in reduced revenue from these activities. It is unknown at this time if this strategic decision will be successful in terms of ApolloMed’s emphasis on the NGACO Model and/or placing less emphasis on certain other parts of ApolloMed’s core business and revenue streams.

The results of the NGACO Model are unknown.

The NGACO Model is a new CMS program that builds upon previous ACO programs, including the MSSP program. Through the NGACO Model, CMS will provide an opportunity to APAACO and other Next Generation Accountable Care Organizations (“NGACOs”) experienced in coordinating care for populations of patients, and whose provider groups are willing to assume higher levels of financial risk and reward, to participate in this new attribution-based risk sharing model. In January 2017, CMS approved APAACO to participate in the NGACO Model and CMS and APAACO have entered into a Next Generation ACO Model Participation Agreement (the “Participation Agreement”) with a term of two performance years through December 31, 2018. CMS may offer to renew the Participation Agreement for an additional two performance years. Additionally, the Participation Agreement may be terminated sooner by CMS as specified therein and CMS has the flexibility to alter or change the program over this time period. The number of Medicare ACOs continues to rise in total but there are still a growing number of program types and demonstrations that could be consolidated and impact APAACO.

APAACO’s future participation in the AIPBP Payment Mechanism is uncertain and payments thereunder represent a significant part of ApolloMed’s total revenues. ApolloMed also cannot accurately predict and monitor its performance under the AIPBP payment mechanism.

APAACO chose to participate in the All-Inclusive Population-Based Payment (“AIPBP”) mechanism. Under the AIPBP payment mechanism, CMS estimates the total annual Part A and Part B Medicare expenditures of APAACO’s assigned Medicare beneficiaries and pays that projected amount in per beneficiary per month payments. In October 2017, CMS notified APAACO that it has not been renewed for participation in the AIPBP payment mechanism of the NGACO Model for performance year 2018 due to certain alleged deficiencies in performance by APAACO. APAACO does not believe the allegations by CMS of performance deficiencies are valid or justify the CMS non-renewal determination and is in discussions with CMS regarding possible reversal of such determination. On November 9, 2017, APAACO submitted a request for reconsideration to CMS. On December 4, 2017, APAACO submitted additional background information to CMS. If APAACO is not successful in convincing CMS to reverse its decision then the payment mechanism under the NGACO Model would default to traditional Fee For Service (“FFS”). This would result in the loss in monthly revenues of cash flow currently being generated by APAACO (currently at a rate of approximately $9.3 million per month) and would thus have a material adverse effect on ApolloMed’s future revenues and potential cash flow.

In addition, APAACO chose “Risk Arrangement A,” comprising 80% risk for Part A and Part B Medicare expenditures and a shared savings and losses cap of 5%, or as a result a 4% effective shared savings and losses cap when factoring in 80% risk impact. APAACO’s benchmark Medicare Part A and Part B expenditures for beneficiaries for its 2017 performance year are approximately $335 million, and under “Risk Arrangement A” of the AIPBP payment mechanism APAACO could therefore have profits or be liable for losses of up to 4% of such benchmarked expenditures, or approximately $13.4 million. While performance can be monitored throughout the year, end results will not be known until 2018. ApolloMed cannot accurately predict and monitor performance under the AIPBP payment mechanism for 2017 because, among other factors, end results are released annually rather than on a more frequent basis.

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The NGACO Model program has certain political risks.

If the Patient Protection and Affordable Care Act (the “ACA”) is amended or repealed and replaced, or if Center for Medicare and Medicaid Innovation (“CMMI”) is terminated, the NGACO Model program could be discontinued or significantly altered. In addition, CMS leadership could be changed and influenced by Congress or the current Administration. Additionally, CMS or CMMI may elect to combine any existing programs, including bundled payments, which could greatly alter the NGACO Model program.

APAACO’s participation in the NGACO Model program subjects it to certain regulatory risks.

Among many requirements to be eligible to participate in the NGACO Model program, APAACO must have at least 10,000 assigned Medicare beneficiaries and must maintain that number throughout each performance year. Although APAACO started its 2017 performance year with more than 32,000 assigned Medicare beneficiaries, there can be no assurance that APAACO will maintain the required number of assigned Medicare beneficiaries, and, if that number were not maintained, APAACO would become ineligible for the program.

APAACO is subject to changing state laws and regulations.

NGACOs are required to comply with all applicable state laws and regulations regarding provider-based risk-bearing entities. If these laws or regulations change, for example, to require a Knox-Keene license in California, which ApolloMed does not have, APAACO could be required to cease its NGACO operations.

APAACO may experience losses due to the NGACO Model program.

APAACO is responsible for savings and losses from claims. The NGACO Model uses a prospectively-set cost benchmark, which is established prior to the start of each performance year. The benchmark is based on various factors, including baseline expenditures with the baseline updated each year to reflect the NGACO’s participant list for the given year. The 2017 performance year NGACO Model baseline for APAACO is based on calendar year 2014 expenditures that are risk-adjusted and trended. A discount is then applied that incorporates regional and national efficiency. The final benchmark could potentially underestimate APAACO’s actual expenditures for its Medicare beneficiaries.

If claims cost rise from benchmark, or 2014 and/or 2017 are statistical anomalies, APAACO could experience losses due to the NGACO Model program, which could be significant prior to any adjustment in benchmarked expenditures.

Additionally, given that APAACO is providing care coordination but does not employ any physicians nor provide direct patient care, the degree of influence APAACO has could be limited and out of its direct control. Because of APAACO’s limited influence, it is possible APAACO may not be able to influence provider and preferred provider behavior, utilization and patient costs.

APAACO’s dependence on CMS creates uncertainty and subjects APAACO to potential liability.

APAACO relies on CMS for design, oversight and governance of the NGACO Model program. Accurate data, claims benchmarking and calculations, timely payments and periodic process reviews are key to program success. In addition to APAACO’s administrative and care coordination operating costs, APAACO may not generate savings through its participation in the NGACO Model. Any savings generated, if at all, will be earned in arrears and uncertain in both timing and amount.

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APAACO chose to participate in the All-Inclusive Population-Based Payment (“AIPBP”) payment mechanism, which entails certain special risks.

APAACO chose to participate in the AIPBP payment mechanism, and is the only NGACO to have chosen this payment mechanism. Under the AIPBP payment mechanism, CMS will estimate the total annual Part A and Part B Medicare expenditures of APAACO’s assigned Medicare beneficiaries and pay that projected amount in per beneficiary per month payments. APAACO chose “Risk Arrangement A,” comprising 80% risk for Part A and Part B Medicare expenditures and a shared savings and losses cap of 5%, or as a result a 4% effective shared savings and losses cap when factoring in 80% risk impact. APAACO’s benchmark Medicare Part A and Part B expenditures for beneficiaries for its 2017 performance year are approximately $335 million, and under “Risk Arrangement A” of the AIPBP payment mechanism APAACO could therefore have profits or be liable for losses of up to 4% of such benchmarked expenditures, or approximately $13.4 million. While performance can be monitored throughout the year, end results will not be known until 2018. ApolloMed cannot accurately predict and monitor performance under the AIPBP payment mechanism because, among other factors, end results are released annually rather than on a more frequent basis.

CMS has indicated that its initial financial reports to participants in the NGACO Model may not be complete.

The NGACO Model is new and CMS is implementing extensive reporting protocols in connection therewith. CMS has indicated that it does not anticipate initial reports under the NGACO Model to be indicative of final results of actual risk-sharing and revenues to which ApolloMed is entitled, especially for the period April 1, 2017 through June 30, 2017, which is the second quarter of the NGACO program and the first two quarters of ApolloMed’s 2018 fiscal year. This is because there are inherent biases in reporting the results at such an early juncture. Were that to be the case, ApolloMed might not report accurately ApolloMed’s revenues for this period, which could be subject to adjustment in a later period once ApolloMed receives final results from CMS.

APAACO requires significant capital reserves for program participation.

NGACOs must provide a financial guarantee to CMS. The financial guarantee must be in an amount of 2% of the NGACO’s benchmark Medicare Part A and Part B expenditures. APAACO’s benchmark Medicare Part A and Part B expenditures for beneficiaries for its 2017 performance year being approximately $335 million, APAACO submitted a letter of credit for $6.7 million for the 2017 program year. If APAACO reaches the maximum of its shared losses of $13.4 million, it may need to pay another $6.7 million to CMS or CMS may change or alter the risk reserve process or amount. Additionally, the incurred but not reported (“IBNR”) methodology utilized by CMS could have a negative impact on APAACO and affect working capital and capital requirements.

APAACO is responsible for savings and losses related to care received by its patients at Out-of-Network Providers, which could negatively impact ApolloMed’s ability to control claim costs.

Medicare beneficiaries in a NGACO Model program are permitted to receive care from a wide network of contracted providers and facilities, which could make it challenging for APAACO to control financial risks associated with those beneficiaries. CMS notified APAACO that its Medicare beneficiaries historically have received approximately 62% of its care at non-contracted, out-of-network (“OON”) providers. While not responsible for paying claims for OON providers, APAACO may have difficulty managing patient care and costs as compared to in-network providers. Additionally, APAACO is responsible for savings and losses of this population using OON providers, which could adversely impact ApolloMed’s financial results.

In addition, if APAACO is successful under its Participation Agreement with CMS in encouraging more of its patients to receive care with contracted, in-network providers, there is the possibility that the monthly AIPBP payments will be insufficient to cover current expenditures, since the AIPBP payments will be based on historical in-network/out-of-network ratios. This could potentially result in negative cash-flow problems for APAACO, if increased payments need to be made to contracted, in-network providers, especially if CMS fails to monitor this in-network/OON ratio on a frequent periodic basis and reconciliation payments are materially delayed.

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There is uncertainty regarding the initial design and administration of the NGACO Model program.

Due to the newness of the NGACO Model program and the fact that APAACO is the only company participating in the AIPBP track, APAACO is subject to initial program challenges including, but not limited to, process design, data and other related program aspects. APAACO has already experienced various apparent errors in the NGACO Model program and APAACO has been working with CMS, including senior CMS management, on these issues, but the resolution and impact on APAACO remains uncertain. Moreover, there is the potential for new or additional issues to be experienced with CMS which could negatively impact APAACO. Among other things, the AIPBP claims processing methodology is complex and could create reimbursement delays to contracted APAACO providers which could in turn terminate their agreements with APAACO. For example, services provided by contracted APAACO providers with Dates of Service (“DOS”) from January 1, 2017 to March 31, 2017 were to be paid by CMS. All services provided by in-network, providers with DOS from April 1, 2017 onward were to be paid by APAACO. But a flaw in the claims processing system of one of CMS’ contractors caused payments to contracted APAACO providers to be unpaid or to be paid at a reduced rate from January 1, 2017 to March 31, 2017. Various providers expressed dissatisfaction about this and several decided to terminate their agreements with APAACO. Consequently, there is the actual and potential risk of damaging goodwill with APAACO’s contracted providers, which could have a material adverse effect on the operations and financial condition of APAACO in particular and ApolloMed’s results of operations and financial condition on a consolidated basis.

APAACO has also experienced weaknesses in the NGACO Model program beneficiary alignment methodology. For example, some patients see more than one primary care provider (“PCP”) in a calendar year. CMS could attribute a patient to one PCP rather than another, which could create potential liability for APAACO. For example, when APAACO sent letters to its patients, as required by CMS, it received several calls from PCPs who did not join APAACO, but whose patients were attributed to another PCP. There could also be liability where a PCP has a capitated contract with APAACO, but the PCP’s patient also sees another PCP, whether that PCP was contracted with APAACO or not. APAACO’s expenditures could increase due to payments by CMS of the out-of-network, non-contracted PCP.

AIPBP operations and benchmarking calculations are complex.

AIPBP operations and benchmarking calculations are complex and can lead to errors in the application of the NGACO Model program, which could create reimbursement delays to ApolloMed’s providers and adversely affect APAACO’s performance and results of operations. For example, APAACO has discovered a feature in the AIPBP claims files that do not allow APAACO to break down certain claims amounts by individual patient codes. This feature has created confusion for APAACO contracted providers in reconciling its payments, causing some providers to terminate their agreements with APAACO. This feature could also create uncertainty regarding those agreements with providers that include capitation plus carve-outs for certain procedures. APAACO has sought to address its concerns about such features with CMS and CMS has informed APAACO that CMS’ contractor is unable to remedy this situation for at least the foreseeable future.

CMS relies on multiple third-party contractors to manage the NGACO Model program, which could hinder performance.

In addition to CMS reliance, CMS relies on various third parties to effect the NGACO program. This may be other departments of the U.S. government, such as CMMI. CMS relies on multiple third party contractors to manage the NGACO Model program, including claims and auditing. Due to such reliance, there is the potential for errors, delays and poor communication among the differing entities involved, which are beyond the control of APAACO. This could negatively impact APAACO’s results of operations specifically and ApolloMed’s results of operations on a consolidated basis.

Third parties used by APAACO could hinder performance.

APAACO uses select third parties. This could create operational and performance risk if, for example, the third party does not perform its responsibilities properly. Additionally, APAACO has contracted with participating Part A and Part B providers and was able to contract discounted Medicare, Diagnosis-Related Group and Resource Utilization Group rates with multiple providers. However, APAACO providers could decide to change or discontinue these contractual rates or to terminate its agreements with APAACO.

Risk-sharing arrangements that MMG has with health plans and hospitals could result in its costs exceeding the corresponding revenues, which could reduce or eliminate any shared risk profitability. MMG also has a key contract with Prospect Medical Group and its management service organization, which if terminated could materially affect ApolloMed’s business.

Under risk-sharing arrangements into which MMG has entered, MMG is responsible for a portion of the cost of hospital services or other services that are not capitated. These risk-sharing arrangements may require MMG to assume a portion of any loss sustained from such arrangements, thereby adversely affecting ApolloMed’s results of operations. The terms of the particular risk-sharing arrangement allocate responsibility to the respective parties when the cost of services exceeds the related revenue, which results in a deficit, or permit the parties to share in any surplus amounts when actual costs are less than the related revenue. The amount of non-capitated medical and hospital costs in any period could be affected by factors beyond the control of MMG, such as changes in treatment protocols, new technologies, longer lengths of stay by the patient, and inflation. To the extent that such non-capitated medical and hospital costs are higher than anticipated, revenue may not be sufficient to cover the risk-sharing deficits the health plans and MMG are responsible for, which could reduce ApolloMed’s revenue and adversely affect ApolloMed’s results of operations.

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The Merger Agreement contemplates that Warren Hosseinion M.D., the sole shareholder of MMG, will sell to APC-LSMA all the issued and outstanding shares of capital stock of MMG for $100 under the Maverick Stock Purchase Agreement.

ApolloMed and its affiliates are subject to certain financial requirements of the California Department of Managed Health Care’s (“DMHC”). If they are not able to satisfy the DMHC’s requirements, ApolloMed and its affiliates could become subject to sanctions and their abilities to do business in California could be limited or terminated.

ApolloMed operates in a highly regulated industry and are subject to federal and statement governmental oversight. For example, as a risk-bearing organization (“RBO”), ApolloMed and its affiliates, as applicable (such as MMG, an affiliated IPA), are required to follow regulations of the California Department of Managed Health Care (“DMHC”). The DMHC has instituted financial solvency regulations. The regulations are intended to provide a formal mechanism for monitoring the financial solvency of a RBO in California, including capitated physician groups, such as MMG. ApolloMed and its affiliates must comply with a minimum working capital requirement, Tangible Net Equity (“TNE”) requirement, cash-to-claims ratio and claims payment requirements prescribed by the DMHC. TNE is defined as net assets less intangibles, less non-allowable assets (which include amounts due from affiliates), plus subordinated obligations. Under DMHC regulations, ApolloMed’s affiliated physician groups are required to, among other things:

•	Maintain, at all times, a minimum “cash-to-claims ratio” (where “cash-to-claims ratio” means the organization’s cash, marketable securities, and certain qualified receivables, divided by the organization’s total unpaid claims liability). The regulations currently require a cash-to-claims ratio of 0.75; and

•	Submit periodic reports to the DMHC containing various data and attestations regarding performance and financial solvency, including incurred but not reported calculations and documentation, and attestations as to whether or not the organization was in compliance with the Knox-Keene Health Care Service Plan Act of 1975, as amended (the “Knox-Keene Act”), requirements related to claims payment timeliness, had maintained positive tangible net equity (i.e. at least $1.00), and had maintained positive working capital (i.e. at least $1.00).

In the event that a physician organization is not in compliance with any of the above criteria, the organization would be required to describe in a report submitted to the DMHC the reasons for non-compliance and actions to be taken to bring the organization into compliance. Additionally, under these regulations, the DMHC can make public some of the information contained in the reports, including, but not limited to, whether or not a particular physician organization met each of the criteria. In the event ApolloMed’s affiliated physician groups are not able to meet certain of the financial solvency requirements, and fail to meet subsequent corrective action plans, ApolloMed’s affiliated physician groups could be subject to sanctions, or limitations on, or removal of, their abilities to do business in California.

The DMHC determined that, as of February 28, 2016, MMG was not in compliance with the DMHC’s positive TNE requirement for a RBO. As a result, the DMHC required MMG to develop and implement a corrective action plan (“CAP”) for such deficiency. MMG’s CAP has been submitted and was approved by the DMHC in December 2016. Through an intercompany revolving subordinate loan from AMM, MMG achieved positive TNE in the third quarter of fiscal 2017 and has maintained positive TNE to date. In addition, MMG arranged for City National Bank (“CNB”) to provide two irrevocable standby letters of credit. Since MMG maintained positive TNE for one full quarter, the DMHC permitted MMG to be taken off the CAP. However, there can be no assurance that MMG will remain in compliance with DMHC requirements in the future. To the extent that ApolloMed is required to contribute additional capital to MMG in the future, ApolloMed would have less available cash to use on other parts of its business.

Non-compliance with the TNE requirement or any other applicable regulatory requirement by ApolloMed and its applicable affiliates could result in significant consequences, including suspension or termination of operations and thus adversely affect ApolloMed’s business, prospects, revenues and earnings. In addition, changes in compliance requirements or in governmental policies could also impact ApolloMed’s operations, revenues and earnings by, among other things, increasing resource spent in compliance efforts and limiting the scope of ApolloMed’s operations.

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ApolloMed and its board of directors may be subject to liability for failure to fully comply with federal and state securities laws.

ApolloMed is subject to federal and state securities laws. Any failure to comply with such laws, such as ApolloMed’s failing to file information statements for two corporate actions taken by its majority stockholders in written consents in 2012 and 2013, could cause federal or state agencies to take action against ApolloMed, which could restrict its ability to issue securities and result in fines or penalties. Any claims brought by such an agency could also cause ApolloMed to expend resources to defend itself, would divert the attention of its management from ApolloMed’s core business and could significantly harm ApolloMed’s business, operating results and financial condition, even if the claims are resolved in ApolloMed’s favor. Further, at ApolloMed’s 2016 annual meeting, its stockholders voted on the frequency of their future votes on its executive compensation. ApolloMed inadvertently failed to file, within 150 days after the meeting, a Form 8-K amendment to disclose its decision as to how frequently it will hold such a vote, resulting in ApolloMed’s failing to file all reports required to be filed by Section 13 or 15(d) of the Exchange Act for at least 12 months before filing certain subsequent periodic and other reports. Such failure may adversely affect the effectiveness of ApolloMed’s registration statement on Form S-8 filed in May 2016 and ApolloMed may need to refile such registration statement. This failure also hinders ApolloMed’s ability to issue securities in certain transactions and raise additional capital, including being unable to use Form S-3 for a substantial period of time. ApolloMed may also be subject to certain other restrictions or fines or penalties.

In addition, a plaintiffs’ securities law firm has announced that it is investigating ApolloMed and ApolloMed’s board of directors for potential federal law violations and breaches of fiduciary duties in connection with the Merger, and sent a letter to ApolloMed’s counsel, alleging disclosure deficiencies in the Rule 424(b)(3) prospectus filed by NMM and ApolloMed on November 15, 2017. Such letter was followed by a draft class action complaint, which, among other demands, seeks to enjoin the closing of the Merger as well as damages, fees and expenses. This threatened action purportedly focuses on whether ApolloMed and its board of directors violated federal securities laws or breached their fiduciary duties to ApolloMed’s stockholders by failing to properly value the Merger and failing to disclose all material information in connection with the Merger. ApolloMed cannot preclude the possibility that this threatened action or any other lawsuit brought relating to any alleged federal law violations or breaches of fiduciary duty in connection with the Merger could result in a delay of the Merger, as well as the potentially significant expenditures of time and resources to defend any such lawsuit. As a result, ApolloMed’s management and board of directors may have less time to devote to ApolloMed’s business, the consummation of the Merger and the successful integration of the business of ApolloMed and NMM.

Economic conditions or changing consumer preferences could adversely impact ApolloMed’s business.

A downturn in economic conditions in one or more of ApolloMed’s markets could have a material adverse effect on ApolloMed’s results of operations, financial condition, business and prospects. Historically, state budget limitations have resulted in reduced state spending. Given that Medicaid is a significant component of state budgets, an economic downturn would put continued cost containment pressures on Medicaid outlays for ApolloMed’s services in California. In addition, an economic downturn and/or sustained unemployment, may also impact the number of enrollees in managed care programs as well as the profitability of managed care companies, which could result in reduced reimbursement rates.

The existing Federal deficit, as well as deficit spending by the government as the result of adverse developments in the economy or other reasons, can lead to continuing pressure to reduce government expenditures for other purposes, including government-funded programs in which ApolloMed participates, such as Medicare and Medicaid. Such actions in turn may adversely affect ApolloMed’s results of operations.

Although ApolloMed attempts to stay informed of government and customer trends, any sustained failure to identify and respond to trends could have a material adverse effect on ApolloMed’s results of operations, financial condition, business and prospects.

ApolloMed’s success depends, to a significant degree, upon ApolloMed’s ability to adapt to a changing market and continued development of additional services.

Although ApolloMed expects to provide a broad and competitive range of services, there can be no assurance of acceptance by the marketplace. ApolloMed’s ability to procure new contracts may be dependent upon the continuing results achieved at the current facilities, upon pricing and operational considerations, and the potential need for continuing improvement to existing services. Moreover, the markets for such services may not develop as expected nor can there be any assurance that ApolloMed will be successful in its marketing of any such services.

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Competition for physicians is intense, and ApolloMed may not be able to hire and retain qualified physicians to provide services.

ApolloMed is dependent on its affiliated physicians to provide services and generate revenue. ApolloMed competes with many types of healthcare providers, including teaching, research and government institutions, hospitals and other practice groups, for the services of clinicians. The limited number of residents entering the job market each year and the limited number of other licensed providers seeking to change employers makes it challenging to meet ApolloMed’s hiring needs and may require ApolloMed to contract locum tenens physicians or to increase physician compensation in a manner that decreases its profit margins. The limited number of residents and other licensed providers also impacts ApolloMed’s ability to recruit new physicians with the expertise necessary to provide services within ApolloMed’s business and its ability to renew contracts with existing physicians on acceptable terms. If ApolloMed does not do so, its ability to provide services could be adversely affected. Even though ApolloMed’s physician turnover rate has remained stable over at least the last three years, if the turnover rate were to increase significantly, ApolloMed’s growth could be adversely affected.

Moreover, unlike some of ApolloMed’s competitors who sometimes pay additional compensation to physicians who agree to provide services exclusively to that competitor, ApolloMed’s IPAs have historically not entered into such exclusivity agreements and have allowed its affiliated physicians to affiliate with multiple IPAs. This practice may place ApolloMed at a competitive disadvantage regarding the hiring and retention of physicians relative to those competitors who do enter into such exclusivity agreements.

The healthcare industry continues to experience shortages in qualified service employees and management personnel and ApolloMed may be unable to hire qualified employees.

ApolloMed competes with other healthcare providers for its employees, both clinical associates and management personnel. As the demand for health services continues to exceed the supply of available and qualified staff, ApolloMed and its competitors have been forced to offer more attractive wage and benefit packages to these professionals. Furthermore, the competition for this segment of the labor market has created turnover as many seek to take advantage of the supply of available positions, many of which offer new and more attractive wage and benefit packages. In addition to the wage pressures described above, the cost of training new employees amid the turnover rates may cause added pressure on ApolloMed’s operating margins. Lastly, the market for qualified nurses and therapists is highly competitive, which may adversely affect ApolloMed’s palliative, home health and hospice operations, which are particularly dependent on nurses for patient care.

The healthcare industry is highly competitive.

There are many other companies and individuals currently providing health care services, many of which have been in business longer than ApolloMed has been, and/or have substantially more financial and personnel resources than ApolloMed has. ApolloMed competes directly with national, regional and local providers of inpatient healthcare for patients and physicians. Other companies could enter the market in the future and divert some or all of ApolloMed’s business. On a national basis, ApolloMed’s competitors include, but are not limited to, Team Health, EmCare, DaVita and Heritage, each of which has greater financial and other resources available to them. ApolloMed also competes with physician groups and privately-owned health care companies in each of ApolloMed’s local markets. Existing or future competitors also may seek to compete with ApolloMed for acquisitions, which could have the effect of increasing the price and reducing the number of suitable acquisitions, which would have an adverse impact on ApolloMed’s growth strategy. Since there are virtually no capital expenditures required to enter the industry, there are few financial barriers to entry. Individual physicians, physician groups and companies in other healthcare industry segments, including hospitals with which ApolloMed has contracts, and some of which have greater financial, marketing and staffing resources, may become competitors in providing health care services, and this competition may have a material adverse effect on ApolloMed’s business operations and financial position. In addition, certain governmental payors contract for services with independent providers such that ApolloMed’s relationships with these payors are not exclusive, particularly in California, where all of ApolloMed’s operations, providers and patients are located.

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Additionally, as ApolloMed has expanded into palliative, home health and hospice care through ApolloMed Palliative, ApolloMed faces competitors that have traditionally concentrated in this segment and that may have greater resources and specialized expertise than ApolloMed has. In many areas in which ApolloMed’s palliative, home health and hospice care programs are located, it competes with a large number of organizations, including:

•	community-based home health and hospice providers;

•	national and regional companies;

•	hospital-based home health agencies, hospice and palliative care programs; and

•	nursing homes.

ApolloMed may be unable to compete successfully with these competitors in palliative, home health and hospice care, and may expend significant resources without success.

ApolloMed relies on referrals from third parties for its services.

ApolloMed’s business relies in part on referrals from third parties for its services. ApolloMed receives referrals from community medical providers, emergency departments, payors, and hospitals in the same manner as other medical professionals receive patient referrals. ApolloMed does not provide compensation or other remuneration to its referral sources for referring patients to them. A decrease in these referrals due to competition, concerns about the quality of ApolloMed’s services and other factors could result in a significant decrease in ApolloMed’s revenues and adversely impact its financial condition. Similarly, ApolloMed cannot assure that it will be able to obtain or maintain preferred provider status with significant third-party payors in the communities where it operates. If ApolloMed is unable to maintain its referral base or ApolloMed’s preferred provider status with significant third-party payors, it may negatively impact its revenues and financial performance.

Hospitals and other inpatient and post-acute care facilities may terminate their agreements with ApolloMed or reduce the fees it pays them.

During the fiscal year ended March 31, 2017, ApolloMed derived approximately 49% of its net revenue for physician services from contracts directly with hospitals and other inpatient and post-acute care facilities. ApolloMed’s current partner facilities may decide not to renew ApolloMed’s contracts, introduce unfavorable terms, or reduce fees paid to ApolloMed. Any of these events may impact the ability of ApolloMed’s physician practice groups to operate at such facilities, which would negatively impact ApolloMed’s revenue, results of operations and financial condition.

Some of the hospitals where ApolloMed’s affiliated physicians provide services may have its medical staff closed to non-contracted physicians.

In general, ApolloMed’s affiliated physicians may only provide services in a hospital where it has certain credentials, called privileges, which are granted by the medical staff and controlled by the legally binding medical staff bylaws of the hospital. The medical staff decides who will receive privileges and the medical staff of the hospitals where ApolloMed currently provides services or wish to provide services could decide that non-contracted physicians can no longer receive privileges to practice there. Such a decision would limit ApolloMed’s ability to furnish services in a hospital, decrease the number of ApolloMed’s affiliated physicians who could provide services or preclude ApolloMed from entering new hospitals. In addition, hospitals may attempt to enter into exclusive contracts for physician services, which would reduce access to certain populations of patients within the hospital.

ApolloMed may have difficulty collecting payments from third-party payors in a timely manner.

ApolloMed derives significant revenue from third-party payors, and delays in payment or audits leading to refunds to payors may adversely impact ApolloMed’s net revenue. ApolloMed assumes the financial risks relating to uncollectible and delayed payments. In particular, ApolloMed relies on some key governmental payors. Governmental payors typically pay on a more extended payment cycle, which could result in ApolloMed incurring expenses prior to receiving corresponding revenue. In the current healthcare environment, payors are continuing its efforts to control expenditures for healthcare, including proposals to revise coverage and reimbursement policies. ApolloMed may experience difficulties in collecting revenue because third-party payors may seek to reduce or delay payment to which ApolloMed believes it is entitled. If ApolloMed is not paid fully and in a timely manner for such services or there is a finding that it was incorrectly paid, its revenues, cash flows and financial condition could be adversely affected.

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Decreases in payor rates could adversely affect ApolloMed.

Decreases in payor rates, either prospectively or retroactively, could have a significant adverse effect on ApolloMed’s revenue, cash flow and results of operations. For example, during fiscal 2016, Health Net, Inc. reduced payor rates to its payees, including ApolloMed, retroactive to July 1, 2015 and LA Care reduced payor rates to its payees, including ApolloMed, retroactive to January 1, 2016.

ApolloMed’s business model depends on numerous complex management information systems, and any failure to successfully maintain these systems or implement new systems could undermine ApolloMed’s ability to receive ACO payments and otherwise materially harm ApolloMed’s operations and result in potential violations of healthcare laws and regulations.

ApolloMed depends on a complex, specialized, integrated management information system and standardized procedures for operational and financial information, as well as for ApolloMed’s billing operations. ApolloMed may be unable to enhance its existing management information systems or implement new management information systems where necessary. Additionally, ApolloMed may experience unanticipated delays, complications or expenses in implementing, integrating and operating its systems. ApolloMed’s management information systems may require modifications, improvements or replacements that may require both substantial expenditures as well as interruptions in operations. ApolloMed’s ability to implement these systems is subject to the availability of information technology and skilled personnel to assist ApolloMed in creating and implementing these systems. ApolloMed’s failure to successfully implement and maintain all of its systems could undermine its ability to receive MSSP payments and otherwise have a material adverse effect on its business, results of operations and financial condition. Additionally, ApolloMed’s failure to successfully operate its billing systems could lead to potential violations of healthcare laws and regulations.

The requirements of remaining a public company and the new requirements under the NASDAQ listing rules that ApolloMed may become subject to if it successfully uplists to NASDAQ may strain ApolloMed’s resources and distract ApolloMed’s management, which could make it difficult to manage its business.

As a public company, ApolloMed, including following the closing of Merger, is required to comply with various regulatory and reporting requirements, including those required by the SEC. If ApolloMed uplists to NASDAQ, ApolloMed will become subject to NASDAQ listing rules. Complying with these requirements are time-consuming and expensive, creating pressure on ApolloMed’s financial resources and, accordingly, ApolloMed’s results of operations and financial condition.

From time to time ApolloMed may be required to write-off intangible assets, such as goodwill, due to impairment.

ApolloMed’s intangible assets are subject to annual impairment testing. Under current accounting standards, goodwill is tested for impairment on an annual basis and ApolloMed may be subject to impairment losses as circumstances change after an acquisition. If ApolloMed records an impairment loss related to ApolloMed’s goodwill, it could have a material adverse effect on its results of operations for the year in which the impairment is recorded.

ApolloMed currently derives 100% of its revenues in California and is vulnerable to changes in California healthcare laws and regulations.

ApolloMed’s business and operations is located in one state, California. Any material changes by California with respect to strategy, taxation and economics of healthcare delivery, reimbursements, financial requirements or other aspects of regulation of the healthcare industry could have an adverse effect on ApolloMed’s business, results of operations and financial condition.

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A prolonged disruption of the capital and/or credit markets may adversely affect ApolloMed’s future access to capital, ApolloMed’s cost of capital and its ability to continue operations.

ApolloMed has relied substantially on the capital and credit markets for liquidity and to execute ApolloMed’s business strategies, which includes a combination of internal growth and acquisitions. Volatility and disruption of the U.S. capital and credit markets may adversely affect ApolloMed’s access to capital and/or increase its cost of capital. Should current economic and market conditions deteriorate, ApolloMed’s ability to finance its ongoing operations and its expansion may be adversely affected, it may be unable to raise necessary funds, its cost of debt or equity capital may increase significantly and future access to capital markets may be adversely affected.

Uncertain or adverse economic conditions may have a negative impact on ApolloMed’s industry, business, results of operations or financial position.

Uncertain or adverse economic conditions could have a negative effect on the fundamentals of ApolloMed’s business, results of operations and/or financial position. These conditions could have a negative impact on ApolloMed’s industry. There can be no assurance that ApolloMed will not experience any material adverse effect on its business as a result of future economic conditions or that the actions of the U.S. Government, Federal Reserve or other governmental and regulatory bodies, for the purpose of stimulating the economy or financial markets will achieve its intended effect. Additionally, some of these actions may adversely affect financial institutions, capital providers, ApolloMed’s customers or ApolloMed’s financial condition, results of operations or the price of ApolloMed’s securities. Potential consequences of the foregoing include:

•	ApolloMed’s ability to issue equity and/or borrow capital on terms and conditions that ApolloMed finds acceptable, or at all, may be limited, which could limit ApolloMed’s ability to access capital;

•	potential increased costs of borrowing capital if interest rates rise;

•	adverse terms imposed on ApolloMed by any equity investor;

•	the possible impairment of some or all of the value of ApolloMed’s goodwill and other intangible assets; and

•	the possibility that any then-existing lenders could refuse to fund any commitment to ApolloMed or could fail, and ApolloMed may not be able to replace or refinance the financing commitment of any such lender on satisfactory terms, or at all.

Actual or perceived difficulties in the global capital and credit markets have adversely affected, and uncertain or adverse economic conditions may negatively affect, ApolloMed’s business. Ongoing uncertain economic conditions may affect ApolloMed’s financial performance or ApolloMed’s ability to forecast its business with accuracy.

ApolloMed’s operations and performance depend primarily on California and U.S. economic conditions and its impact on purchases of, or capitated rates for, ApolloMed’s delivery of healthcare services. As a result of the global financial crisis that began in 2008, which was experienced on a broad and extensive scope and scale, and the last recession in the United States, general economic conditions deteriorated significantly, and, although the markets have improved significantly, the overall economic recovery since that time has been uneven. Declines in consumer and business confidence and private as well as government spending during and since the last recession, together with significant reductions in the availability and increases in the cost of credit and volatility in the capital and credit markets, as well as government budgeting, have adversely affected the business and economic environment in which ApolloMed operates and can affect the profitability of ApolloMed’s business. ApolloMed’s business is significantly exposed to risks associated with government spending and private payor reimbursement rates. Economic conditions may remain uncertain for the foreseeable future. ApolloMed believes that this general economic uncertainty may continue in future periods, as ApolloMed’s patients, private payors and government payors alter their purchasing activities in response to the new economic reality, and, among other things, ApolloMed’s patients may change or scale back healthcare spending, and private and government payors could reduce reimbursement rates. Additional consequences of such adverse effects could include the delay or cancellation of consumer spending for discretionary and non-reimbursed healthcare. Future disruption of the credit markets, increases in interest rates and/or sluggish economic growth in future periods could adversely affect ApolloMed’s patients’ spending habits, private payors’ access to capital (which supports the continuation and expansion of its businesses) and governmental budgetary processes, and, in turn, could result in reduced revenue to ApolloMed. The continuation or recurrence of any of these conditions may adversely affect ApolloMed’s cash flow, results of operations and financial condition. This uncertainty may also affect ApolloMed’s ability to prepare accurate financial forecasts or meet specific forecasted results. If ApolloMed is unable to adequately respond to or forecast further changes in demand for healthcare services, ApolloMed’s results of operations, financial condition and business prospects may be materially and adversely affected.

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Many of ApolloMed’s agreements with hospitals and medical groups are relatively short term or may be terminated without cause by providing advance notice, and any such termination could have a material adverse effect on ApolloMed’s financial results, operations and future business plans.

Many of ApolloMed’s hospitalist and other operating agreements are relatively short term or may be terminated without cause by providing advance notice. If these agreements are terminated before the end of its terms, at the end of its term or are not renewed, ApolloMed would lose the revenue generated by those agreements. Any such terminations could have a material adverse effect on ApolloMed’s results of operations, financial condition and future business plans.

Many of ApolloMed’s agreements with hospitals and medical groups include prohibitions against ApolloMed’s hiring physicians or patients or competing with the hospital or medical group, which limits ApolloMed’s ability to implement its business plan in certain areas.

Because many of ApolloMed’s hospitalist and other operating agreements include prohibitions on ApolloMed’s hiring physicians or patients or competing with the hospital or medical group, ApolloMed’s ability to hire physicians, attract patients or conduct business in certain areas may be limited in some cases.

If there is a change in accounting principles or the interpretation thereof by the Financial Accounting Standards Board (“FASB”) affecting consolidation of VIEs, it could impact ApolloMed’s consolidation of total revenues derived from such affiliated physician groups.

ApolloMed’s financial statements are consolidated and include the accounts of ApolloMed’s majority-owned subsidiaries and various non-owned affiliated physician groups that are VIEs, which consolidation is effectuated in accordance with applicable accounting rules. In the event of a change in accounting principles promulgated by FASB or in FASB’s interpretation of its principles, or if there were an adverse determination by a regulatory agency or a court or a change in state or federal law relating to the ability to maintain present agreements or arrangements with such physician groups, ApolloMed may not be permitted to continue to consolidate the total revenues of such organizations.

Accounting rules require that under some circumstances the VIE consolidation model be applied when a reporting enterprise holds a variable interest (e.g., equity interests, debt obligations, certain management and service contracts) in a legal entity. Under this model, an enterprise must assess the entity in which it holds a variable interest to determine whether it meets the criteria to be consolidated as a VIE. If the entity is a VIE, the consolidation framework next identifies the party, if one exists, that possesses a controlling financial interest in a VIE, and requires that party to consolidate as the primary beneficiary. An enterprise’s determination of whether it has a controlling financial interest in a VIE requires that a qualitative determination be made, and is not solely based on voting rights.

If an enterprise determines the entity in which it holds a variable interest is not subject to the VIE guidance in Accounting Standards Codification (“ASC”) 810, the enterprise should apply the traditional voting control model (also outlined in ASC 810) which focuses on voting rights. In ApolloMed’s case, the VIE consolidation model applies to ApolloMed’s controlled, but not owned, physician affiliated entities. ApolloMed’s determination regarding the consolidation of its affiliates could be challenged, which could have a material adverse effect on ApolloMed’s operations.

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The healthcare industry is complex and intensely regulated at the federal, state, and local levels and government authorities may determine that ApolloMed has failed to comply with applicable laws or regulations.

As a company involved in providing healthcare services, ApolloMed is subject to numerous federal, state and local laws and regulations. There are significant costs involved in complying with these laws and regulations. Moreover, if ApolloMed is found to have violated any applicable laws or regulations, ApolloMed could be subject to civil and/or criminal damages, fines, sanctions or penalties, including exclusion from participation in governmental healthcare programs, such as Medicare and Medicaid. ApolloMed may also be required to change its method of operations. These consequences could be the result of current conduct or even conduct that occurred a number of years ago. ApolloMed also could incur significant costs merely if it becomes the subject of an investigation or legal proceeding alleging a violation of these laws and regulations. ApolloMed cannot predict whether a federal, state or local government will determine that ApolloMed is not operating in accordance with law, or whether, when or how the laws will change in the future and impact its business. Any of these actions could have a material adverse effect on ApolloMed’s business, financial condition and results of operations.

The following is a non-exhaustive list of some of the more significant healthcare laws and regulations that affect ApolloMed:

•	federal laws, including the federal False Claims Act, that provide for penalties against entities and individuals which knowingly or recklessly make claims to Medicare, Medicaid, and other governmental healthcare programs, as well as third-party payors, that contain or are based upon false or fraudulent information;

•	a provision of the Social Security Act, commonly referred to as the “Anti-Kickback Statute,” that prohibits the knowing and willful offering, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration, in cash or in kind, in return for the referral or recommendation of patients for items and services covered, in or in part, by federal healthcare programs such as Medicare and Medicaid;

•	a provision of the Social Security Act, commonly referred to as the Stark Law or physician self-referral law, that (subject to limited exceptions) prohibits physicians from referring Medicare patients to an entity for the provision of specific “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship with the entity, and prohibits the entity from billing for services arising out of such prohibited referrals;

•	a provision of the Social Security Act that provides for criminal penalties on healthcare providers who fail to disclose known overpayments;

•	a provision of the Social Security Act that provides for civil monetary penalties on healthcare providers who fail to repay known overpayments within 60 days of identification or the date any corresponding cost report was due, if applicable, and also allows improper retention of known overpayments to serve as a basis for False Claims Act violations;

•	state law provisions pertaining to anti-kickback, self-referral and false claims issues, which typically are not limited to relationships involving governmental payors;

•	provisions of, and regulations relating to, the Health Insurance Portability and Accountability Act (“HIPAA”) that provide penalties for knowingly and willfully executing a scheme or artifice to defraud a health-care benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services;

•	provisions of HIPAA and the Health Information Technology for Economic and Clinical Health Act (“HITECH”) limiting how covered entities, business associates and business associate sub-contractors may use and disclose patient health information (“PHI”) and the security measures that must be taken in connection with protecting that information and related systems, as well as similar or more stringent state laws;

•	federal and state laws that provide penalties for providers for billing and receiving payment from a governmental healthcare program for services unless the services are medically necessary and reasonable, adequately and accurately documented, and billed using codes that accurately reflect the type and level of services rendered;

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•	state laws that provide for financial solvency requirements relating to plan operations, plan-affiliate operations and transactions, plan-provider contractual relationships and provider-affiliate operations and transactions, such as California S.B. 260 (1999);

•	federal laws that provide for administrative sanctions, including civil monetary penalties for, among other violations, inappropriate billing of services to federal healthcare programs, payments by hospitals to physicians for reducing or limiting services to Medicare or Medicaid patients, or employing or contracting with individuals or entities who/which are excluded from participation in federal healthcare programs;

•	federal and state laws and policies that require healthcare providers to enroll in the Medicare and Medicaid programs before submitting any claims for services, to promptly report certain changes in its operations to the agencies that administer these programs, and to re-enroll in these programs when changes in direct or indirect ownership occur or in response to revalidation requests from Medicare and Medicaid;

•	state laws that prohibit general business entities from practicing medicine, controlling physicians’ medical decisions or engaging in certain practices, such as splitting fees with physicians;

•	state laws that require timely payment of claims, including California A.B. 1455 (1999) which imposes time limits for the payment of uncontested covered claims and required health care service plans to pay interest on uncontested claims not paid promptly within the required time period;

•	laws in some states that prohibit non-domiciled entities from owning and operating medical practices in its states;

•	provisions of the Social Security Act (emanating from the Deficit Reduction Act of 2005 (the “DRA”)) that require entities that make or receive annual Medicaid payments of $5 million or more from a single Medicaid program to provide its employees, contractors and agents with written policies and employee handbook materials on federal and state false claims acts and related statutes, that establish a new Medicaid Integrity Program designed to enhance federal and state efforts to detect Medicaid fraud, waste, and abuse, and that increase financial incentives for both states and individuals to bring fraud and abuse claims against healthcare companies; and

•	federal and state laws and regulations restricting the techniques that may be used to collect past due accounts from consumers, such as ApolloMed’s patients, for services provided to the consumer.

ApolloMed cannot predict the effect that the ACA and its implementation, amendment, or repeal and replacement, may have on ApolloMed’s business, results of operations or financial condition.

The continued implementation of provisions of the ACA, the adoption of new regulations thereunder and ongoing legal challenges create an uncertain environment for how the ACA may affect ApolloMed’s business, results of operations and financial condition.

However, some of the reductions in Medicare spending, such as negative adjustments to the Medicare hospital inpatient and outpatient prospective payment system market basket updates and the incorporation of productivity adjustments to the Medicare program’s annual inflation updates, became effective starting in 2010. Although the expansion of health insurance coverage should increase revenues from providing care to previously uninsured individuals, many of these provisions of the ACA, as currently provided, will continue to become effective beyond 2017, and the impact of such expansion may be gradual and may not offset scheduled decreases in reimbursement.

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On June 28, 2012, the U.S. Supreme Court upheld the constitutionality of the ACA, including the “individual mandate” provisions of the ACA that generally require all individuals to obtain healthcare insurance or pay a penalty. However, the U.S. Supreme Court also held that the provision of the ACA that authorized the Secretary of the U.S. Department of Health and Human Services (“HHS”) to penalize states that choose not to participate in the expansion of the Medicaid program by removing all of its existing Medicaid funding was unconstitutional. In response to the ruling, a number of U.S. governors opposed its state’s participation in the expanded Medicaid program, which resulted in the ACA not providing coverage to some low-income persons in those states. In addition, several bills have been, and are continuing to be, introduced in Congress to amend all or significant provisions of the ACA, or repeal and replace the ACA with another law.

The ACA changed how healthcare services are covered, delivered, and reimbursed. The net effect of the ACA on ApolloMed’s business is subject to numerous variables, including the law’s complexity, lack of complete implementing regulations and interpretive guidance, gradual and potentially delayed implementation or possible amendment, as well as the uncertainty as to the extent to which states will choose to participate in the expanded Medicaid program.

The ACA and the Health Care and Education Reconciliation Act of 2010 (collectively, the “Health Care Reform Acts”) mandated changes specific to home health and hospice benefits under Medicare. For home health, the Health Care Reform Acts mandated the creation of a value-based purchasing program, development of quality measures, a decrease in home health reimbursement beginning with federal year 2014 that will be phased-in over a four-year period, and a reduction in the outlier cap. In addition, the Health Care Reform Acts require the HHS Secretary to test different models for delivery of care, some of which would involve home health services. They also require the HHS Secretary to establish a national pilot program for integrated care for patients with specific conditions, bundling payment for acute hospital care, physician services, outpatient hospital services (including emergency department services), and post-acute care services, which would include home health. The Health Care Reform Acts further direct the HHS Secretary to rebase payments for home health, which will result in a decrease in home health reimbursement beginning in 2014 that is being phased-in over a four-year period. The HHS Secretary is also required to conduct a study to evaluate cost and quality of care among efficient home health agencies regarding access to care and treating Medicare beneficiaries with varying severity levels of illness and provide a report to Congress. Beginning October 1, 2012, the annual market basket rate increase for hospice providers was reduced by a formula that caused payment rates to be lower than in the prior year.

The impact that changes in healthcare laws could have on ApolloMed is uncertain but could be material.

Despite the enactment of the ACA and its being upheld by the U.S. Supreme Court as constitutional, continuing legal and political challenges to specific parts of the ACA have added uncertainty about the current state of healthcare laws in the United States. This uncertainty has intensified following the 2016 presidential election and the publicly announced intention of the leadership of the majority in the 115th Congress to “repeal and replace” the ACA, related Health Care Reform Acts and possibly other healthcare laws, and of the Administration to seek to have regulators amend or rescind certain regulations thereunder.

It is impossible to know what impact such efforts, assuming it is successful, will have on ApolloMed. However, any changes in healthcare laws or regulations that reduce, curtail or eliminate payments, government-subsidized programs, government-sponsored programs, and/or the expansion of Medicare or Medicaid, among other actions, could have a material adverse effect on ApolloMed’s business, results of operations and financial condition.

Just as the fate of the ACA is uncertain, so is the future of ACOs, which were established under the ACA to improve care and reduce costs. ApolloMed operates an ACO and has been approved by CMS to operate an ACO under the NGACO Model. Under the MSSP and NGACO programs and pursuant to the Participation Agreement ApolloMed has entered into with CMS for ApolloMed’s NGACO Model, ApolloMed’s ACO operations will always be subject to the nation’s healthcare laws, as amended, repealed or replaced from time to time.

It is impossible to know what impact such ‘repeal and replace” or similar efforts, assuming it is successful, will have on ApolloMed. However, any changes in healthcare laws or regulations that reduce, curtail or eliminate payments, reimbursements, government-subsidized programs, government-sponsored programs, and/or the expansion of Medicare or Medicaid, among other actions, could have a material adverse effect on ApolloMed’s business, results of operations and financial condition.

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Providers in the healthcare industry are sometimes the subject of federal and state investigations, as well as payor audits.

Due to ApolloMed’s participation in government and private healthcare programs, ApolloMed is sometimes involved in inquiries, reviews, audits and investigations by governmental agencies and private payors of ApolloMed’s business practices, including assessments of ApolloMed’s compliance with coding, billing and documentation requirements. Federal and state government agencies have active civil and criminal enforcement efforts that include investigations of healthcare companies, and its executives and managers. Under some circumstances, these investigations can also be initiated by private individuals under whistleblower provisions which may be incentivized by the possibility for private recoveries. The Deficit Reduction Act revised federal law to further encourage these federal, state and individually-initiated investigations against healthcare companies.

Responding to these audit and enforcement activities can be costly and disruptive to ApolloMed’s business operations, even when the allegations are without merit. If ApolloMed is subject to an audit or investigation and a finding is made that ApolloMed was incorrectly reimbursed, it may be required to repay these agencies or private payors, or it may be subjected to pre-payment reviews, which can be time-consuming and result in non-payment or delayed payment for the services it provide. ApolloMed also may be subject to other financial sanctions or be required to modify ApolloMed’s operations.

Controls designed to reduce inpatient services may reduce ApolloMed’s revenues.

Controls imposed by Medicare, Medicaid and commercial third-party payors designed to reduce admissions and lengths of stay, commonly referred to as “utilization review”, have affected and are expected to continue to affect ApolloMed’s operations. Federal law contains numerous provisions designed to ensure that services rendered by hospitals to Medicare and Medicaid patients meet professionally recognized standards and are medically necessary and that claims for reimbursement are properly filed. These provisions include a requirement that a sampling of admissions of Medicare and Medicaid patients must be reviewed by quality improvement organizations, which review the appropriateness of Medicare and Medicaid patient admissions and discharges, the quality of care provided, and the appropriateness of cases of extraordinary length of stay or cost on a post-discharge basis. Quality improvement organizations may deny payment for services or assess fines and also have the authority to recommend to the U.S. Department of Health and Human Services that a provider which is in substantial noncompliance with the standards of the quality improvement organization be excluded from participation in the Medicare program. The ACA potentially expands the use of prepayment review by Medicare contractors by eliminating statutory restrictions on its use, and, as a result, efforts to impose more stringent cost controls are expected to continue. Utilization review is also a requirement of most non-governmental managed care organizations and other third-party payors. Inpatient utilization, average lengths of stay and occupancy rates continue to be negatively affected by payor-required preadmission authorization and utilization review and by third party payor pressure to maximize outpatient and alternative healthcare delivery services for less acutely ill patients. Although ApolloMed is unable to predict the effect these controls and changes will have on ApolloMed’s operations, significant limits on the scope of services reimbursed and on reimbursement rates and fees could have a material, adverse effect on ApolloMed’s business, financial position and results of operations.

Laws regulating the corporate practice of medicine could restrict the manner in which ApolloMed is permitted to conduct its business and the failure to comply with such laws could subject ApolloMed to penalties or require a corporate restructuring.

Some states have laws that prohibit business entities from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians (also known collectively as the corporate practice of medicine) or engaging in some arrangements, such as fee-splitting, with physicians. In some states these prohibitions are expressly stated in a statute or regulation, while in other states the prohibition is a matter of judicial or regulatory interpretation. California is one of the states that prohibit the corporate practice of medicine.

In California, ApolloMed operates by maintaining contracts with its affiliated physician groups which are each owned and operated by physicians and which employ or contract with additional physicians to provide physician services. Under these arrangements, ApolloMed provides management services, receives a management fee for providing non-medical management services, does not represent that it offers medical services, and does not exercise influence or control over the practice of medicine by the physicians or the affiliated physician groups.

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In addition to the above management arrangements, ApolloMed has some contractual rights relating to the transfer of equity interests in some of its affiliated physician groups to a nominee shareholder designated by them, through physician shareholder agreements, with Dr. Hosseinion, the controlling equity holder of such affiliated physician groups. However, such equity interests cannot be transferred to or held by ApolloMed or by any non-professional organization. Accordingly, ApolloMed does not directly own any equity interests in any physician groups in California. In the event that any of these affiliated physician groups fails to comply with the management arrangement or any management arrangement is terminated and/or ApolloMed is unable to enforce its contractual rights over the orderly transfer of equity interests in its affiliated physician groups, or California law is interpreted to invalidate these arrangements, there could be a material adverse effect on ApolloMed’s business, results of operations and financial condition.

ApolloMed’s palliative care business is subject to rules, prohibitions, regulations and reimbursement requirements that differ from those that govern its primary home health and hospice operations.

ApolloMed continues to develop its palliative care services, which is a type of care focused upon relieving pain and suffering in patients who do not qualify for, or who have not yet elected, hospice services. The continued development of this business line exposes ApolloMed to additional risks, in part because the business line requires them to comply with additional Federal and state laws and regulations that differ from those that govern its home health and hospice business. This line of business requires compliance with different Federal and state requirements governing licensure, enrollment, documentation, prescribing, coding, billing and collection of coinsurance and deductibles, among other requirements. Additionally, some states have prohibitions on the corporate practice of medicine and fee-splitting, which generally prohibit business entities from owning or controlling medical practices or may limit the ability of clinical professionals to share professional service income with non-professional or business interests. Reimbursement for palliative care and house calls services is generally conditioned on ApolloMed’s clinical professionals providing the correct procedure and diagnosis codes and properly documenting both the service itself and the medical necessity for the service. Incorrect or incomplete documentation and billing information, or the incorrect selection of codes for the level and type of service provided, could result in non-payment for services rendered or lead to allegations of billing fraud. Further, compliance with applicable regulations may cause ApolloMed to incur expenses that it has not anticipated, and if it is unable to comply with these additional legal requirements, ApolloMed may incur liability, which could have a material adverse effect on its business and consolidated financial condition, results of operations and cash flows.

ApolloMed’s home health, hospice and palliative care business line is subject to new licensing requirements, which will require ApolloMed to expend resources in order to comply with the changing requirements.

In October 2013, California enacted the Home Care Services Consumer Protection Act. The act establishes a licensing program for home care organizations, and requires background checks, basic training and tuberculosis screening for the aides that are employed by home care organizations. Home care organizations and aides had until January 1, 2015 to comply with the new licensing and background check requirements. Because ApolloMed operates in California, the requirements of the act are expected to impose additional costs on ApolloMed.

ApolloMed does not have a limited Knox-Keene license.

ApolloMed does not hold a limited Knox-Keene license, which is a managed care plan license in California. If the DMHC were to determine that ApolloMed has been inappropriately taking risk for institutional and professional services as a result of ApolloMed’s various hospital and physician arrangements without having a limited Knox-Keene license, it may be required to obtain a limited Knox-Keene license to resolve such violations and could be subject to civil and criminal liability, any of which could have a material adverse effect on ApolloMed’s business, results of operations and financial condition.

ApolloMed’s revenue may be negatively impacted by the failure of its affiliated physicians to appropriately document services it provides.

ApolloMed relies upon ApolloMed’s affiliated physicians to appropriately and accurately complete necessary medical record documentation and assign appropriate reimbursement codes for its services. Reimbursement to ApolloMed is conditioned upon, in part, ApolloMed’s affiliated physicians providing the correct procedure and diagnosis codes and properly documenting the services themselves, including the level of service provided and the medical necessity for the services. If ApolloMed’s affiliated physicians have provided incorrect or incomplete documentation or selected inaccurate reimbursement codes, this could result in nonpayment for services rendered or lead to allegations of billing fraud. This could subsequently lead to civil and criminal penalties, including exclusion from government healthcare programs, such as Medicare and Medicaid. In addition, third-party payors may disallow, in whole or in part, requests for reimbursement based on determinations that certain amounts are not covered, services provided were not medically necessary, or supporting documentation was not adequate. Retroactive adjustments may change amounts realized from third-party payors and result in recoupments or refund demands, affecting revenue already received.

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Changes associated with reimbursement by third-party payors for ApolloMed’s services may adversely affect ApolloMed’s operating results and financial condition.

The medical services industry is undergoing significant changes with government and other third-party payors that are taking measures to reduce reimbursement rates or, in some cases, denying reimbursement altogether. There is no assurance that government or other third-party payors will continue to pay for the services provided by ApolloMed’s affiliated medical groups. Furthermore, there has been, and continues to be, a great deal of discussion and debate about the repeal and replacement of existing government reimbursement programs, such as the ACA. As a result, the future of healthcare reimbursement programs is uncertain, making long-term business planning difficult and imprecise. The failure of government or other third party payors to cover adequately the medical services provided by ApolloMed could have a material adverse effect on ApolloMed’s business, results of operations and financial condition.

Compliance with federal and state privacy and information security laws is expensive, and ApolloMed may be subject to government or private actions due to privacy and security breaches.

ApolloMed must comply with numerous federal and state laws and regulations governing the collection, dissemination, access, use, security and confidentiality of PHI, including HIPAA and HITECH. As part of ApolloMed’s medical record keeping, third-party billing, and other services, ApolloMed collects and maintains PHI in paper and electronic format. Therefore, new privacy or security laws, whether implemented pursuant to federal or state action, could have a significant effect on the manner in which ApolloMed handles healthcare-related data and communicates with payors. In addition, compliance with these standards could impose significant costs on ApolloMed or limit ApolloMed’s ability to offer services, thereby negatively impacting the business opportunities available to them. Despite ApolloMed’s efforts to prevent security and privacy breaches, it may still occur. If any non-compliance with existing or new laws and regulations related to PHI results in privacy or security breaches, ApolloMed could be subject to monetary fines, civil suits, civil penalties or even criminal sanctions.

As a result of the expanded scope of HIPAA through HITECH, ApolloMed may incur significant costs in order to minimize the amount of “unsecured PHI” it handles and retains or to implement improved administrative, technical or physical safeguards to protect PHI. ApolloMed may incur significant costs in order to demonstrate and document whether there is a low probability that PHI has been compromised in order to overcome the presumption that an impermissible use or disclosure of PHI results in a reportable breach. ApolloMed may incur significant costs to notify the relevant individuals, government entities and, in some cases, the media, in the event of a breach and to provide appropriate remediation and monitoring to mitigate the possible damage done by any such breach.

Providers must be properly enrolled in governmental healthcare programs, such as Medicare and Medicaid, before it can receive reimbursement for providing services, and there may be delays in the enrollment process.

Each time a new affiliated physician joins ApolloMed, ApolloMed must enroll the affiliated physician under ApolloMed’s applicable group identification number for Medicare and Medicaid programs and for certain managed care and private insurance programs before ApolloMed can receive reimbursement for services the physician renders to beneficiaries of those programs. The estimated time to receive approval for the enrollment is sometimes difficult to predict and, in recent years, the Medicare program carriers often have not issued these numbers to ApolloMed’s affiliated physicians in a timely manner. These practices result in delayed reimbursement that may adversely affect ApolloMed’s cash flow.

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ApolloMed may face malpractice and other lawsuits that may not be covered by insurance.

Malpractice lawsuits are common in the healthcare industry. The medical malpractice legal environment varies greatly by state. The status of tort reform, availability of non-economic damages or the presence or absence of other statutes, such as elder abuse or vulnerable adult statutes, influence the incidence and severity of malpractice litigation. ApolloMed may also be subject to other types of lawsuits which may involve large claims and significant defense costs. Many states have joint and several liabilities for all healthcare providers who deliver care to a patient and are at least partially liable. As a result, if one healthcare provider is found liable for medical malpractice for the provision of care to a particular patient, all other healthcare providers who furnished care to that same patient, including possibly ApolloMed’s affiliated physicians, may also share in the liability, which may be substantial.

ApolloMed currently maintains malpractice liability insurance coverage to cover professional liability and other claims for certain hospitalists and clinic physicians. All of ApolloMed’s physicians are required to carry first dollar coverage with limits of coverage equal to $1,000,000 for all claims based on occurrence up to an aggregate of $3,000,000 per year. ApolloMed cannot be certain that its insurance coverage will be adequate to cover liabilities arising out of claims asserted against ApolloMed, ApolloMed’s affiliated professional organizations or ApolloMed’s affiliated physicians, and ApolloMed cannot provide assurance that any future liabilities will not have a material adverse impact on its results of operations, cash flows or financial position. Liabilities in excess of ApolloMed’s insurance coverage, including coverage for professional liability and other claims, could have a material adverse effect on ApolloMed’s business, financial condition, and results of operations. In addition, ApolloMed’s professional liability insurance coverage generally must be renewed annually and may not continue to be available to ApolloMed in future years at acceptable costs and on favorable terms.

ApolloMed has established reserves for potential medical liability losses which are subject to inherent uncertainties and a deficiency in the established reserves may lead to a reduction in ApolloMed’s net income.

ApolloMed establishes reserves for estimates of IBNR due to contracted physicians, hospitals, and other professional providers and risk-pool liabilities. IBNR estimates are developed using actuarial methods and are based on many variables, including the utilization of health care services, historical payment patterns, cost trends, product mix, seasonality, changes in membership, and other factors. Many of the medical contracts are complex in nature and may be subject to differing interpretations regarding amounts due for the provision of various services. Such differing interpretations may not come to light until a substantial period of time has passed following the contract implementation. The inherent difficulty in interpreting contracts and the estimated level of necessary reserves could result in significant fluctuations in ApolloMed’s estimates from period to period. It is possible that actual losses and related expenses may differ, perhaps substantially, from the reserve estimates reflected in ApolloMed’s financial statements. If subsequent claims exceed ApolloMed’s estimated reserves, ApolloMed may be required to increase reserves, which would lead to a reduction in ApolloMed’s assets or net income.

Litigation expenses may be material.

The defense of litigation, including fees of legal counsel, expert witnesses and related costs, is expensive and difficult to forecast accurately. In general, such costs are unrecoverable even if ApolloMed ultimately prevails in litigation and could represent a significant portion of ApolloMed’s limited capital resources. To defend lawsuits, it is also necessary for ApolloMed to divert officers and other employees from its normal business functions to gather evidence, give testimony and otherwise support litigation efforts. ApolloMed expects to experience higher than normal litigation costs until the lawsuits by ApolloMed’s competitor are decided.

If ApolloMed loses any material litigation, ApolloMed could face material judgments or awards against them. An unfavorable resolution of one or more of the proceedings in which ApolloMed is involved now or in the future could have a material adverse effect on ApolloMed’s business, assets, cash flow and financial condition.

ApolloMed may also in the future find it necessary to file lawsuits to recover damages or protect ApolloMed’s interests. The cost of such litigation could also be significant and unrecoverable, which may also deter ApolloMed from aggressively pursuing even legitimate claims.

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ApolloMed may be subject to litigation related to the agreements that ApolloMed’s IPAs enter into with primary care physicians.

It is common in the medical services industry for primary care physicians to be affiliated with multiple IPAs. ApolloMed’s IPAs often enter into agreements with physicians who are also affiliated with ApolloMed’s competitors. However, some of ApolloMed’s competitors at times enter into agreements with physicians that require the physician to provide services exclusively to that competitor. ApolloMed’s IPAs often have no knowledge, and no way of knowing, whether a physician seeking to affiliate with ApolloMed is subject to an exclusivity agreement unless the physician informs ApolloMed of that agreement. ApolloMed’s IPAs rely on the physicians seeking to affiliate with ApolloMed to determine whether it is able to enter into the proposed agreement. Competitors have initiated lawsuits against ApolloMed based in part on interference with such exclusivity agreements, and may do so in the future. An adverse outcome in one or more of such lawsuits could adversely affect ApolloMed’s business, assets, cash flow and financial condition.

Changes in the rates or methods of Medicare reimbursements may adversely affect ApolloMed’s operations.

In order to participate in the Medicare program, ApolloMed must comply with stringent and often complex enrollment and reimbursement requirements. These programs generally provide for reimbursement on a fee-schedule basis rather than on a charge-related basis, meaning that generally ApolloMed cannot increase its revenue by increasing the amount it charge for its services. To the extent that ApolloMed’s costs increase, ApolloMed may not be able to recover its increased costs from these programs and cost containment measures and market changes in non-governmental insurance plans have generally restricted ApolloMed’s ability to recover, or shift to non-governmental payors, these increased costs. In attempts to limit federal and state spending, there have been, and ApolloMed expects that there will continue to be, a number of proposals to limit or reduce Medicare reimbursement for various services. In April of 2015, the Medicare Access and CHIP Reauthorization Act of 2015 (“MACRA”) was signed into law, which made numerous changes to Medicare, Medicaid, and other healthcare related programs. These changes include new systems for establishing the annual updates to payment rates for physicians’ services in Medicare. ApolloMed’s business may be significantly and adversely affected by MACRA and any changes in reimbursement policies and other legislative initiatives aimed at or having the effect of reducing healthcare costs associated with Medicare, TRICARE (which provides civilian health benefits for U.S. Armed Forces military personnel and military retirees and their dependents) and other government healthcare programs.

ApolloMed’s business also could be adversely affected by reductions in, or limitations of, reimbursement amounts or rates under these government programs, reductions in funding of these programs or elimination of coverage for certain individuals or treatments under these programs.

Overall payments made by Medicare for hospice services are subject to cap amounts. Total Medicare payments to ApolloMed for hospice services are compared to the cap amount for the hospice cap period, which runs from November 1 of one year through October 31 of the next year. CMS generally announces the cap amount in the month of July or August in the cap period and not at the beginning of the cap period. Accordingly, ApolloMed must estimate the cap amount for the cap period before CMS announces the cap amount. If ApolloMed’s estimate exceeds the later announced cap amount, ApolloMed may suffer losses. CMS can also make retroactive adjustments to cap amounts announced for prior cap periods, in which case payments to ApolloMed in excess of the cap amount must be returned to Medicare. A second hospice cap amount limits the number of days of inpatient care to not more than 20 percent of total patient care days within the cap period.

In addition, the Health Care Reform Acts includes several provisions that could adversely impact hospice providers, including a provision to reduce the annual market basket update for hospice providers by a productivity adjustment. ApolloMed cannot predict whether any healthcare reform initiatives will be implemented, or whether the Health Care Reform Acts or other changes in the administration of governmental healthcare programs or interpretations of governmental policies or other changes affecting the healthcare system will adversely affect ApolloMed’s revenues. Further, due to budgetary concerns, several states have considered or are considering reducing or eliminating the Medicaid hospice benefit. Reductions or changes in Medicare or Medicaid funding could significantly reduce ApolloMed’s net patient service revenue and ApolloMed’s profitability.

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If ApolloMed inadvertently employs or contracts with an excluded person, ApolloMed may face government sanctions.

Individuals and entities can be excluded from participating in the Medicare and Medicaid programs for violating certain laws and regulations, or for other reasons such as the loss of a license in any state, even if the individual retains other licensure. This means that it (and all others) are prohibited from receiving payment for its services rendered to Medicare or Medicaid beneficiaries, and if the excluded individual is a physician, all services ordered (not just provided) by such physician are also non-covered and non-payable. Entities which employ or contract with excluded individuals are prohibited from billing the Medicare or Medicaid programs for the excluded individual’s services, and are subject to civil monetary penalties if it does. The U.S. Department of Health and Human Services Office of the Inspector General (“OIG”) maintains a list of excluded individuals and entities. Although ApolloMed has instituted policies and procedures through its compliance program to minimize the risks, there can be no assurance that ApolloMed will not inadvertently hire or contract with an excluded person, or that any of ApolloMed’s current employees or contracts will not become excluded in the future without ApolloMed’s knowledge. If this occurs, ApolloMed may be subject to substantial repayments and civil penalties, and the hospitals at which ApolloMed furnishes services also may be subject to repayments and sanctions, for which it may seek recovery from ApolloMed.

ApolloMed may be impacted by eligibility changes to government and private insurance programs.

Due to potential decreased availability of healthcare through private employers, the number of patients who are uninsured or participate in governmental programs may increase. A shift in payor mix from managed care and other private payors to government payors or the uninsured may result in a reduction in ApolloMed’s rates of reimbursement or an increase in ApolloMed’s uncollectible receivables or uncompensated care, with a corresponding decrease in ApolloMed’s net revenue. Changes in the eligibility requirements for governmental programs also could increase the number of patients who participate in such programs or the number of uninsured patients. Even for those patients who remain with private insurance, changes in those programs could increase patient responsibility amounts, resulting in a greater risk for ApolloMed of uncollectible receivables. Further, ApolloMed’s hospice related business could become subject to “quality star ratings” and, if sufficient quality is not achieved, reimbursement could be negatively impacted. These factors and events could have a material adverse effect on ApolloMed’s business, results of operations and financial condition.

Federal and state laws may limit ApolloMed’s effectiveness at collecting monies owed to ApolloMed from patients.

ApolloMed utilizes third parties whom ApolloMed does not and cannot control to collect from patients any co-payments and other payments for services that ApolloMed’s physicians provide to patients. The federal Fair Debt Collection Practices Act (the “FDCPA”) restricts the methods that third-party collection companies may use to contact and seek payment from consumer debtors regarding past due accounts. State laws vary with respect to debt collection practices, although most state requirements are similar to those under the FDCPA. If ApolloMed’s collection practices or those of ApolloMed’s collection agencies are inconsistent with these standards, ApolloMed may be subject to actual damages and penalties. These factors and events could have a material adverse effect on ApolloMed’s business, results of operations and financial condition.

If ApolloMed is unable to effectively adapt to changes in the healthcare industry, including changes to laws and regulations regarding or affecting healthcare reform or the healthcare industry, ApolloMed’s business may be harmed.

Due to the importance of the healthcare industry in the lives of all Americans, federal, state, and local legislative bodies frequently pass legislation and promulgate regulations relating to healthcare reform or that affect the healthcare industry. As has been the trend in recent years, it is reasonable to assume that there will continue to be increased federal oversight and regulation of the healthcare industry in the future. ApolloMed cannot assure its stockholders as to the ultimate content, timing or effect of any new healthcare legislation or regulations, nor is it possible at this time to estimate the impact of potential new legislation or regulations on ApolloMed’s business. It is possible that future legislation enacted by Congress or state legislatures, or regulations promulgated by regulatory authorities at the Federal or state level, could adversely affect ApolloMed’s business or could change the operating environment of the hospitals and other facilities where ApolloMed’s physicians provide services. It is possible that the changes to the Medicare or other governmental healthcare program reimbursements may serve as precedent to possible changes in other payors’ reimbursement policies in a manner averse to ApolloMed. Similarly, changes in private payor reimbursements could lead to adverse changes in Medicare and other governmental healthcare programs which could have a material adverse effect on ApolloMed’s business, financial condition and results of operations.

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ApolloMed may incur significant costs to adopt certain provisions under HITECH.

HITECH was enacted into law on February 17, 2009 as part of the American Recovery and Reinvestment Act of 2009. Among the many provisions of HITECH are those relating to the implementation and use of certified electronic health records (“EHR”). ApolloMed’s patient medical records are maintained and under the custodianship of the healthcare facilities in which ApolloMed operates. However, to adopt the use of EHRs utilized by these healthcare facilities, determine to adopt certain EHRs, or comply with any related provisions of HITECH, ApolloMed may incur significant costs which could have a material adverse effect on ApolloMed’s business operations and financial position.

The healthcare industry is becoming increasingly reliant on use of technology.

The role of technology is greatly increasing in the delivery of healthcare, which provides risk to traditional physician-driven healthcare delivery companies such as ApolloMed. ApolloMed needs to understand and integrate with electronic health records, databases, cloud-based billing systems and many other technology applications in the delivery of ApolloMed’s services. Additionally, consumers are using mobile applications and care and cost research in selecting and usage of healthcare services. ApolloMed relies on employees and third parties with technology knowledge and expertise and could be at risk if resources are not properly established, maintained or secured.

ApolloMed may be exposed to cybersecurity risks.

While ApolloMed has not experienced any cybersecurity incidents, the nature of ApolloMed’s business and the requirements of healthcare privacy laws such as HIPAA and HITECH, impose significant obligations on ApolloMed to maintain the privacy and protection of patient medical information. Any cybersecurity incident could expose ApolloMed to violations of HIPAA and/or HITECH that, even unintended, could cause significant financial exposure to ApolloMed in the form of fines and costs of remediation of any such incident.

Delaware law and ApolloMed’s Charter could discourage a change in control, or an acquisition of us by a third party, even if the acquisition would be favorable to ApolloMed’s stockholders.

The Delaware General Corporation Law (the “DGCL”) contains provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of us, even when these attempts may be in the best interests of ApolloMed’s stockholders. Delaware law imposes conditions on certain business combination transactions with “interested stockholders”. These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in ApolloMed’s control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

ApolloMed’s Charter empowers ApolloMed’s board of directors to establish and issue one or more classes of preferred stock, and to determine the rights, preferences and privileges of the preferred stock. These provisions give ApolloMed’s board of directors the ability to deter, discourage or make more difficult a change in control of ApolloMed, even if such a change in control could be deemed in the interest of ApolloMed’s stockholders or if such a change in control would provide ApolloMed’s stockholders with a substantial premium for their shares over the then-prevailing market price for the common stock.

The results of the NGACO Model are unknown.

The NGACO Model is a new CMS program that builds upon previous ACO programs, including the MSSP program. Through the NGACO Model, CMS will provide an opportunity to APAACO and other NGACOs experienced in coordinating care for populations of patients, and whose provider groups are willing to assume higher levels of financial risk and reward, to participate in this new attribution-based risk sharing model. In January 2017, CMS approved APAACO to participate in the NGACO Model and CMS and APAACO have entered into the Participation Agreement with a term of two performance years through December 31, 2018. CMS may offer to renew the Participation Agreement for an additional two performance years. Additionally, the Participation Agreement may be terminated sooner by CMS as specified therein and CMS has the flexibility to alter or change the program over this time period. The number of Medicare ACOs continues to rise in total but there are still a growing number of program types and demonstrations that could be consolidated and impact APAACO.

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The NGACO Model program has certain political risks.

If the ACA is amended or repealed and replaced, or if CMMI is terminated, the NGACO Model program could be discontinued or significantly altered. In addition, CMS leadership could be changed and influenced by Congress and/or the current Administration. Additionally, CMS or CMMI may elect to combine any existing programs, including bundled payments, which could greatly alter the NGACO Model program.

APAACO’s participation in the NGACO Model program subjects it to certain regulatory risks.

Among many requirements to be eligible to participate in the NGACO Model program, APAACO must have at least 10,000 assigned Medicare beneficiaries and must maintain that number throughout each performance year. Although APAACO started its 2017 performance year with more than 32,000 assigned Medicare beneficiaries, there can be no assurance that APAACO will maintain the required number of assigned Medicare beneficiaries, and, if that number were not maintained, APAACO would become ineligible for the program.

APAACO is subject to changing state laws and regulations.

NGACOs are required to comply with all applicable state laws and regulations regarding provider-based risk-bearing entities. If these laws or regulations change, for example, to require a Knox-Keene license in California, which NMM does not have, APAACO could be required to cease its NGACO operations.

APAACO may experience losses due to the NGACO Model program.

APAACO is responsible for savings and losses from claims. The NGACO Model uses a prospectively-set cost benchmark, which is established prior to the start of each performance year. The benchmark is based on various factors, including baseline expenditures with the baseline updated each year to reflect the NGACO’s participant list for the given year. The 2017 performance year NGACO Model baseline for APAACO is based on calendar year 2014 expenditures that are risk adjusted and trended. A discount is then applied that incorporates regional and national efficiency. The final benchmark could potentially underestimate APAACO’s actual expenditures for its Medicare beneficiaries.

If claims cost rise from benchmark, or 2014 and/or 2017 are statistical anomalies, APAACO could experience losses due to the NGACO Model program, which could be significant prior to any adjustment in benchmarked expenditures.

Additionally, given that APAACO is providing care coordination but does not employ any physicians nor provide direct patient care, the degree of influence APAACO has could be limited and out of its direct control. Because of APAACO’s limited influence, it is possible APAACO may not be able to influence provider and preferred provider behavior, utilization and patient costs.

APAACO’s dependence on CMS creates uncertainty and subjects APAACO to potential liability.

APAACO relies on CMS for design, oversight and governance of the NGACO Model program. Accurate data, claims benchmarking and calculations, timely payments and periodic process reviews are key to program success. In addition to APAACO’s administrative and care coordination operating costs, APAACO may not generate savings through its participation in the NGACO Model. Any savings generated, if at all, will be earned in arrears and uncertain in both timing and amount.

APAACO chose to participate in the AIPBP payment mechanism, which entails certain special risks.

APAACO chose to participate in the AIPBP payment mechanism, and is the only NGACO to have chosen this payment mechanism. Under the AIPBP payment mechanism, CMS will estimate the total annual Part A and Part B Medicare expenditures of APAACO’s assigned Medicare beneficiaries and pay that projected amount in per beneficiary per month payments. APAACO chose “Risk Arrangement A,” comprising 80% risk for Part A and Part B Medicare expenditures and a shared savings and losses cap of 5%, or as a result a 4% effective shared savings and losses cap when factoring in 80% risk impact. APAACO’s benchmark Medicare Part A and Part B expenditures for beneficiaries for its 2017 performance year are approximately $335 million, and under “Risk Arrangement A” of the AIPBP payment mechanism APAACO could therefore have profits or be liable for losses of up to 4% of such benchmarked expenditures, or approximately $13.4 million. While performance can be monitored throughout the year, end results will not be known until 2018.

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CMS has indicated that its initial financial reports to participants in the NGACO Model may not be complete.

The NGACO Model is new and CMS is implementing extensive reporting protocols in connection therewith. CMS has indicated that it does not anticipate initial reports under the NGACO Model to be indicative of final results of actual risk-sharing and revenues to which NMM is entitled, especially for the period April 1, 2017 through June 30, 2017, which is the second quarter of the NGACO program and the second quarter of NMM’s 2017 fiscal year. This is because there are inherent biases in reporting the results at such an early juncture. Were that to be the case, NMM might not report accurately NMM’s revenues for this period, which could be subject to adjustment in a later period once NMM receives final results from CMS.

APAACO requires significant capital reserves for program participation.

NGACOs must provide a financial guarantee to CMS. The financial guarantee must be in an amount of 2% of the NGACO’s benchmark Medicare Part A and Part B expenditures. APAACO’s benchmark Medicare Part A and Part B expenditures for beneficiaries for its 2017 performance year being approximately $335 million, APAACO submitted a letter of credit for $6.7 million for the 2017 program year. If APAACO reaches the maximum of its shared losses of $13.4 million, it may need to pay another $6.7 million to CMS or CMS may change or alter the risk reserve process or amount. Additionally, the IBNR methodology utilized by CMS could have a negative impact on APAACO and affect working capital and capital requirements.

APAACO is responsible for savings and losses related to care received by its patients at Out-of-Network Providers which could negatively impact NMM’s ability to control claim costs.

Medicare beneficiaries in a NGACO Model program are not required to receive its care from a narrow network of contracted providers and facilities, which could make it challenging for APAACO to control the financial risks of those beneficiaries. CMS notified APAACO that its Medicare beneficiaries historically have received approximately 62% of its care at non-contracted, OON providers. While not responsible for paying claims for OON providers, APAACO may have difficulty managing patient care and costs as compared to in-network providers. Additionally, APAACO is responsible for savings and losses of this population using OON providers, which could adversely impact NMM’s financial results.

In addition, if APAACO is successful under its Participation Agreement with CMS in encouraging more of its patients to receive care with contracted, in-network providers, there is the possibility that the monthly AIPBP payments will be insufficient to cover current expenditures, since the AIPBP payments will be based on historical in-network/out-of-network ratios. This could potentially result in negative cash-flow problems for APAACO, if increased payments need to be made to contracted, in-network providers, especially if CMS fails to monitor this in-network/OON ratio on a frequent periodic basis and reconciliation payments are materially delayed.

There is uncertainty regarding the initial design and administration of the NGACO Model program.

Due to the newness of the NGACO Model program and the fact that APAACO is the only company participating in the AIPBP track, APAACO is subject to initial program challenges including, but not limited to, process design, data and other related program aspects. APAACO has already experienced various apparent errors in the NGACO Model program and APAACO has been working with CMS, including senior CMS management, on these issues, but the resolution and impact on APAACO remains uncertain. Moreover, there is the potential for new or additional issues to be experienced with CMS which could negatively impact APAACO. Among other things, the AIPBP claims processing methodology is complex and could create reimbursement delays to contracted APAACO providers, which could cause some providers to terminate its agreements with APAACO. For example, services provided by contracted APAACO providers with DOS from January 1, 2017 to March 31, 2017 were to be paid by CMS. All services provided with DOS from April 1, 2017 onward were to be paid by APAACO. But a flaw in the claims processing system of one of CMS’ contractors caused payments to contracted APAACO providers to be unpaid or to be paid at a reduced rate from January 1, 2017 to March 31, 2017. Various providers expressed dissatisfaction about this and several decided to terminate its agreements with APAACO. Consequently, there is the actual and potential risk of damaging goodwill with APAACO’s contracted providers, which could have a material adverse effect on the operations and financial condition of APAACO in particular and NMM’s results of operations and financial condition on a consolidated basis.

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APAACO has also experienced weaknesses in the NGACO Model program beneficiary alignment methodology. For example, some patients see more than one PCP in a calendar year. CMS could attribute a patient to one PCP rather than another, which could create potential liability for APAACO. For example, when APAACO sent letters to its patients, as required by CMS, it received several calls from PCPs who did not join APAACO, but whose patients were attributed to another PCP. There could also be liability where a PCP has a capitated contract with APAACO, but the PCP’s patient also sees another PCP, whether that PCP was contracted with APAACO or not. APAACO’s expenditures could increase due to CMS having paid an additional PCP, or to the extent that APAACO has to pay for a PCP that is not an APAACO contracted provider.

AIPBP operations and benchmarking calculations are complex.

AIPBP operations and benchmarking calculations are complex and can lead to errors in the application of the NGACO Model program, which could create reimbursement delays to NMM’s providers and adversely affect APAACO’s performance and results of operations. For example, APAACO has discovered a feature in the AIPBP claims files that do not allow APAACO to break down certain claims amounts by individual patient codes. This feature has created confusion for APAACO contracted providers in reconciling its payments, causing some providers to terminate its agreements with APAACO. This feature could also create uncertainty with those agreements with providers that include capitation plus carve-outs for certain procedures. APAACO has sought to address its concerns about such feature with CMS and CMS has informed APAACO that CMS’ contractor is unable to remedy this situation for at least the foreseeable future.

CMS relies on multiple third-party contractors to manage the NGACO Model program, which could hinder performance.

In addition to CMS reliance, CMS relies on various third parties to effect the NGACO program. This may be other departments of the U.S. government, such as CMMI. CMS relies on multiple third party contractors to manage the NGACO Model program, including claims and auditing. Due to such reliance, there is the potential for errors, delays and poor communication among the differing entities involved, which are beyond the control of APAACO. This could negatively impact APAACO’s results of operations specifically and NMM’s results of operations on a consolidated basis.

Third parties used by APAACO could hinder performance.

APAACO uses select third parties. This could create operational and performance risk if, for example, the third party does not perform its responsibilities properly. Additionally, APAACO has contracted with participating Part A and Part B providers and was able to contract discounted Medicare, Diagnosis-Related Group and Resource Utilization Group rates with multiple providers. However, APAACO providers could decide to change or discontinue these contractual rates or to terminate its agreements with APAACO.

Risks Related to the Merger

The issuance of shares of ApolloMed common stock and warrants to purchase ApolloMed common stock to NMM shareholders in the Merger will substantially dilute the voting power of current ApolloMed stockholders. Having this diluted share position may reduce the influence that current ApolloMed stockholders have on the management of ApolloMed.

Pursuant to the Merger Agreement, at the Effective Time of the Merger (as defined in the Merger Agreement), each issued and outstanding share of NMM common stock will be converted into the right to receive such number of fully paid and non-assessable ApolloMed shares of common stock that results in the NMM shareholders having a right to receive (A) an aggregate number of shares of ApolloMed common stock that represents 82% of the total issued and outstanding shares of ApolloMed common stock immediately following the Effective Time, assuming there are no NMM dissenting shareholder interests as of the Effective Time, calculated in accordance with the Merger Agreement, plus (B) an aggregate of 2,566,666 shares of ApolloMed common stock, assuming there are no NMM dissenting shareholder interests as of the Effective Time. In addition, each NMM shareholder shall be entitled to receive such shareholder’s pro rata portion of (i) warrants to purchase an aggregate of 850,000 shares of ApolloMed common stock, exercisable at $11.00 per share and (ii) warrants to purchase an aggregate of 900,000 shares of ApolloMed common stock, exercisable at $10.00 per share. Accordingly, the issuance of the shares of ApolloMed common stock to NMM shareholders in the Merger or the exercise of warrants to purchase ApolloMed common stock issued to such NMM shareholders will significantly reduce the ownership stake and relative voting power of each share of ApolloMed common stock held by current ApolloMed stockholders. Consequently, following the Merger, the ability of ApolloMed’s current stockholders to influence the management of ApolloMed will be substantially reduced.

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Any release or issuance of the Holdback Shares following the consummation of the Merger may dilute the voting power of the current ApolloMed stockholders.

The Merger Agreement requires that at the Effective Time, ApolloMed will hold back the Holdback Shares to secure indemnification of ApolloMed and its affiliates under the Merger Agreement. The Holdback Shares will be held for a period of up to 24 months after the closing of the Merger, during which ApolloMed may seek indemnification for any breach of, or noncompliance with, any provision of the Merger Agreement by NMM. At the end of the first year following the closing of the Merger, 50% of the Holdback Shares will be released to the pre-Merger NMM shareholders (subject to any reduction for any indemnification claims) and at the end of the second year following the closing of the Merger, the remainder of the Holdback Shares will be released to the pre-Merger NMM shareholders (subject to any reduction for any indemnification claims). Separately, indemnification of pre-Merger NMM shareholders under the Merger Agreement will be made by the issuance by ApolloMed to pre-Merger NMM shareholders of new additional shares of common stock (capped at the same number of shares of ApolloMed common stock as the Holdback Shares). To the extent Holdback Shares are released or issued, the ownership stake and relative voting power of each share of ApolloMed common stock held by the current ApolloMed stockholders will be reduced.

The exchange ratio is not adjustable based on the market price of ApolloMed common stock so the merger consideration at the closing may have a greater or lesser value than at the time the Merger Agreement was signed.

Upon completion of the Merger, each share of NMM common stock will be converted into the right to receive shares of ApolloMed common stock based on an exchange ratio that will be fixed at the time of the closing of the Merger based on the number of issued and outstanding shares of ApolloMed calculated in accordance with the Merger Agreement. The exchange ratio in the Merger Agreement will not be adjusted in the event of any change in the stock price of ApolloMed prior to the Merger. Any changes in the market price of ApolloMed common stock before the completion of the Merger will not affect the number of shares NMM shareholders will be entitled to receive pursuant to the Merger Agreement. Therefore, if before the completion of the Merger the market price of ApolloMed common stock declines from the market price on the date of the Merger Agreement, then NMM shareholders could receive merger consideration with substantially lower value. Similarly, if before the completion of the Merger the market price of ApolloMed common stock increases from the market price on the date of the Merger Agreement, then NMM shareholders could receive merger consideration with substantially more value for their shares of NMM common stock. Because the exchange ratio does not adjust as a result of changes in the value of ApolloMed common stock, for each one percentage point that the market value of ApolloMed common stock rises or declines, there is a corresponding one percentage point rise or decline, respectively, in the value of the total merger consideration issued to NMM shareholders.

Actual ApolloMed results are significantly different from those contained in the cash flow and other projections prepared in late 2016 by ApolloMed management and used by BofA Merrill Lynch in its financial analyses in connection with the Merger.

ApolloMed management prepared certain financial projections, which were based on management's projection of ApolloMed’s future financial performance as of the date provided in late 2016. These projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC regarding forward-looking information. More importantly, the cash flow and other financial projections were based on a number of assumptions and predictions that have not turned out to be accurate, and with the passage of time, ApolloMed’s actual results differ materially from those forecasts in the cash flow and other financial projections and, given intervening events, such as CMS’s nonrenewal of APAACO’s participation in the AIPBP payment mechanism of the NGACO Model, results will likely continue to differ materially from these projections and thus, are no longer valid. ApolloMed directed Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) to use such projections, including cash flow projections, in its financial analysis. These cash flow projections would no longer be reliable or merit much weight in the context of a discounted cash flow analysis.

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The merger consideration to be received by NMM shareholders in the Merger is not consistent with the assumed exchange ratio on which BofA Merrill Lynch based its fairness opinion.

The exchange ratio set forth in the Merger Agreement is based in part on the number of shares of ApolloMed’s common stock issued and outstanding at the closing rather than a fixed ratio. At the direction of ApolloMed, BofA Merrill Lynch based its fairness opinion on the assumption that the exchange ratio would be 0.07002656301 at the closing. On December 21, 2016, the date of issuance of the BofA Merrill Lynch fairness opinion, there were 5,956,877 shares of common stock of ApolloMed outstanding. On November 8, 2017, there were 6,033,495 shares of common stock of ApolloMed outstanding. In addition, as a result of the amendments to the Merger Agreement entered into on March 30, 2017 and October 17, 2017, NMM shareholders will receive as additional merger consideration, (i) an aggregate of 2,566,666 shares of ApolloMed common stock, (ii) warrants to purchase an aggregate of 850,000 shares of ApolloMed common stock, exercisable at $11.00 per share and (iii) warrants to purchase an aggregate of 900,000 shares of ApolloMed common stock, exercisable at $10.00 per share, none of which were factored into the calculation of the exchange ratio that ApolloMed instructed BofA Merrill Lynch to assume at the time of issuance of the BofA Merrill Lynch fairness opinion. The actual exchange ratio at the closing is not consistent with the exchange ratio on which BofA Merrill Lynch based its fairness opinion.

The fairness opinion delivered to ApolloMed’s and NMM’s boards of directors by their respective financial advisors prior to signing the Merger Agreement does not reflect changes in circumstances between signing the Merger Agreement and the completion of the Merger, including the amendments to the Merger Agreement.

Neither ApolloMed nor NMM obtained an updated fairness opinion nor do they intend to obtain an updated fairness opinion reflecting any changes in circumstances between signing the Merger Agreement and the completion of the Merger, including the amendments to the Merger Agreement on March 30, 2017 and October 17, 2017. As such, the fairness opinions do not reflect the amendments to the Merger Agreement as well as any changes that may occur or may have already occurred after December 21, 2016 to the operations and prospects of ApolloMed or NMM, general market and economic conditions and other factors that may be beyond the control of ApolloMed or NMM, and on which the respective original fairness opinion was based. As a result, the current value of the common stock of ApolloMed and NMM may not be reflected in the fairness opinion. The fairness opinions do not speak as of the time the Merger will be completed or as of any date other than the date set forth in the fairness opinions. Because ApolloMed and NMM do not currently intend to request an updated fairness opinion, the fairness opinions will not address the fairness of the merger consideration, from a financial point of view, at the time the Merger is completed.

Because the Merger will be completed after the date of the ApolloMed special meeting of stockholders and the NMM special meeting of shareholders, at the time of the meetings, the exact number of shares of ApolloMed common stock that the NMM shareholders will receive upon completion of the Merger will be unknown.

Subject to the terms of the Merger Agreement, each issued and outstanding share of NMM common stock will be converted into the right to receive such number of fully paid and non-assessable ApolloMed shares of common stock that results in the NMM shareholders having a right to receive (A) an aggregate number of shares of ApolloMed common stock that represents 82% of the total issued and outstanding shares of ApolloMed common stock immediately following the Effective Time, assuming there are no NMM dissenting shareholder interests as of the Effective Time, calculated in accordance with the Merger Agreement, plus (B) an aggregate of 2,566,666 shares of ApolloMed common stock, assuming there are no NMM dissenting shareholder interests as of the Effective Time. In addition, each NMM shareholder shall be entitled to receive such shareholder’s pro rata portion of (i) warrants to purchase an aggregate of 850,000 shares of ApolloMed common stock, exercisable at $11.00 per share and (ii) warrants to purchase an aggregate of 900,000 shares of ApolloMed common stock, exercisable at $10.00 per share. Accordingly, the exact number of shares of ApolloMed common stock that NMM shareholders will receive upon completion of the Merger will not be available at the time of the ApolloMed special meeting of stockholders and the NMM special meeting of shareholders.

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There is no assurance when or if the Merger will be completed despite the filing of the associated Registration Statement on Form S-4 and Amendments thereof with the SEC. Any delay in completing the Merger may substantially reduce the benefits that ApolloMed and NMM expect to obtain from the Merger and the failure to consummate the Merger could harm ApolloMed and NMM’s future business and operations.

Completion of the Merger is subject to the satisfaction or waiver of a number of conditions as set forth in the Merger Agreement. There can be no assurance that ApolloMed and NMM will be able to satisfy the closing conditions or that closing conditions beyond their control will be satisfied or waived. For a discussion of the conditions to the completion of the Merger. In addition, ApolloMed and NMM can agree at any time to terminate the Merger Agreement. ApolloMed and NMM can also terminate the Merger Agreement under other specified circumstances.

If the Merger is not completed within the expected timeframe, such delay could result in additional transaction costs or other effects associated with uncertainty about the Merger. Furthermore, if the Merger is not completed, the ongoing businesses of ApolloMed and NMM could be adversely affected and each of ApolloMed and NMM will be subject to a variety of risks associated with the failure to complete the Merger, including without limitation the following:

•	certain costs related to the Merger, such as legal and accounting fees, must be paid even if the Merger is not completed;

•	if the Merger Agreement is terminated under certain circumstances, either ApolloMed or NMM may be required to pay the other party a termination fee of $1.5 million, as applicable;

•	the attention of management of ApolloMed and NMM may have been diverted to the Merger rather than to each company’s own operations and the pursuit of other opportunities that could have been beneficial to each company;

•	the potential loss of key personnel during the pendency of the Merger as employees may experience uncertainty about their future roles with the combined company;

•	reputational harm due to the adverse perception of any failure to successfully complete the Merger;

•	the price of ApolloMed stock may decline and remain volatile;

•	ApolloMed and NMM will have been subject to certain restrictions on the conduct of their businesses which may have prevented them from making certain acquisitions or dispositions or pursuing certain business opportunities while the Merger was pending; and

•	each of ApolloMed and NMM may be subject to litigation related to the Merger or any failure to complete the Merger.

In addition, if the Merger Agreement is terminated ApolloMed is likely to have an immediate financial need to raise additional capital to fund ApolloMed’s business and meet ApolloMed’s expenses, including both transactional and operational expenses.

Because the lack of a public market for NMM’s outstanding shares makes it difficult to evaluate the fairness of the Merger, NMM shareholders may receive consideration in the Merger that is greater than or less than the fair market value of the shares of NMM common stock.

The outstanding capital stock of NMM is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of shares of NMM common stock. Since the percentage of ApolloMed’s common stock to be issued to NMM shareholders was determined based on negotiations between the parties, it is possible that the value of ApolloMed’s common stock to be issued in connection with the Merger will be greater than the fair market value of shares of NMM common stock. Alternatively, it is possible that the value of the shares of ApolloMed common stock to be issued in connection with the Merger will be less than the fair market value of shares of NMM common stock.

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Some ApolloMed and NMM executive officers and directors have interests in the Merger that are different from your interests and such differing interests of such officers and directors may influence them to support or approve the Merger without regard to your interests.

When considering the recommendation by ApolloMed’s board of directors that ApolloMed’s stockholders vote “for” each of the proposals being submitted to ApolloMed’s stockholders at the ApolloMed special meeting and the recommendation by the NMM board of directors that the NMM’s shareholders vote “for” each of the proposals being submitted to the NMM shareholders at the NMM special meeting, ApolloMed’s stockholders and NMM’s shareholders should be aware that certain of the directors and executive officers of ApolloMed and NMM have arrangements that provide them with interests in the Merger that are different from, or in addition to, those of the stockholders of ApolloMed and NMM. For instance, certain directors and officers of ApolloMed and NMM are expected to continue to serve as directors and officers of the combined company and certain ApolloMed directors and officers have employment agreements with ApolloMed which are expected to remain in place following the Merger. The directors and executive officers ApolloMed and NMM also have certain rights to indemnification and to directors' and officers' liability insurance that will be provided by the combined company following completion of the Merger. These interests may have influenced the directors and executive officers of ApolloMed and NMM to support or recommend the proposals presented to ApolloMed’s stockholders and NMM’s shareholders, respectively.

There is no assurance when or if the Merger will be completed. The failure to consummate the Merger could have a material adverse effect on ApolloMed’s business, including that ApolloMed may be unable to repay its debt, and any delay in completing the Merger may substantially reduce the benefits to ApolloMed.

Consummation of the Merger is subject to various closing conditions (including approval by ApolloMed’s stockholders and the shareholders of NMM) many of which have not yet occurred. ApolloMed may need to waive one or more closing conditions in order to complete the Merger, including without limitation, (a) the approval of the proposed Merger by the affirmative vote of NMM shareholders (x) holding at least 95% of the outstanding shares of NMM’s common stock and (y) representing at least 95% in number of the NMM shareholders; (b) at the closing of the Merger, there are (i) no dissenting NMM shareholders (as defined in the Merger Agreement as amended) and (ii) no NMM shareholders who have exercised their dissenters’ rights under the California General Corporation Law and have not withdrawn such exercise or otherwise have become ineligible to effect such exercise; and (c) the delivery of a duly executed lock-up agreement by each NMM shareholder, other than dissenting shareholders, at or before the closing of the Merger. If for any reason the Merger is not consummated, upon the termination of the Merger Agreement, ApolloMed would have significant financial obligations to its creditors, including NMM. For example, ApolloMed has incurred debt under the Amended Alliance Note and the Restated NMM Note in the aggregate of almost $14,000,000. ApolloMed may have insufficient funds to repay the two notes if both become due after termination of the Merger Agreement.

In addition, as ApolloMed anticipates that NMM will be an important future source of working capital for ApolloMed after the consummation of the Merger, and if the Merger does not occur ApolloMed would not benefit from such working capital. Furthermore, there are several areas of operations in which NMM and ApolloMed work together, including APAACO, which is owned 50% by NMM and 50% by ApolloMed, as well as management services agreements ApolloMed has with certain NMM affiliates. If for any reason the Merger is not consummated, ApolloMed cannot predict the effect this would have on areas where ApolloMed operates together with NMM and for which ApolloMed is dependent upon significant revenue.

If the Merger is not completed within the expected time frame, such delay could result in additional transaction costs or other adverse effects associated with uncertainty about the Merger. As a result, the ongoing businesses of ApolloMed could be adversely affected, including being subject to the following risks:

•	certain costs related to the Merger, such as legal and accounting fees, must be paid even if the Merger is not completed;

•	if the Merger Agreement is terminated under certain circumstances, either party may be required to pay the other party a termination fee of $1.5 million;

•	the attention of management of ApolloMed may have been diverted to the Merger rather than to ApolloMed’s own operations and the pursuit of other opportunities that could have been beneficial;

•	the potential loss during the pendency of the Merger of key personnel as employees may experience uncertainty about their future roles with the combined company;

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•	reputational harm due to the adverse perception of any failure to successfully complete the Merger;

•	the price of ApolloMed stock may decline;

•	ApolloMed will have been subject to certain restrictions on the conduct of its business which may have prevented it from making certain acquisitions or dispositions or pursuing certain business opportunities while the Merger was pending; and

•	ApolloMed may be subject to litigation related to the Merger or any failure to complete the Merger.

Furthermore, if the Merger Agreement is terminated, ApolloMed is likely to have an immediate financial need to raise additional capital to repay ApolloMed’s debt, fund ApolloMed’s business and meet ApolloMed’s expenses (including, without limitation, both transactional and operational expenses).

Covenants in the Merger Agreement place certain restrictions on each of ApolloMed’s and NMM’s conduct of business prior to the closing of the Merger, including entering into a business combination with another party.

The Merger Agreement restricts each of NMM and ApolloMed from taking certain specified actions with respect to the conduct of its business without the other party’s consent while the Merger is pending. These restrictions may prevent each of NMM and ApolloMed from pursuing otherwise attractive business opportunities or other capital structure alternatives and making other changes to business or executing certain of its business strategies prior to the completion of the Merger, which opportunities, alternatives or other changes could be favorable to ApolloMed’s stockholders.

Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit each of ApolloMed and NMM from soliciting alternative takeover proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances when such party’s board of directors determines in good faith that an unsolicited alternative takeover proposal is or is reasonably likely to lead to a superior takeover proposal and is reasonably capable of being consummated and that failure to cooperate with the proponent of the proposal is reasonably likely to result in a breach of the board’s fiduciary duties. In addition, if ApolloMed or NMM terminate the Merger Agreement under certain circumstances, including terminating because of a decision of a board of directors to recommend a superior proposal, each party would be required to pay a termination fee of $1.5 million to the other. This termination fee may discourage third parties from submitting alternative takeover proposals to ApolloMed or NMM or their shareholders, and may cause the respective boards of directors to be less inclined to recommend an alternative proposal.

Risks Related to the Combined Company Following the Merger

If ApolloMed and NMM are not successful in integrating their businesses and organizations, the anticipated benefits of the Merger may not be realized.

Historically, ApolloMed and NMM have operated as independent companies and will do so until the completion of the Merger. Achieving the anticipated benefits of the Merger will depend, in part, on the integration of technology, operations and personnel of ApolloMed and NMM. ApolloMed and NMM cannot assure you that the integration will be successful or that the anticipated benefits of the Merger will be fully realized. The challenges involved in this integration include the following:

•	persuading the employees that ApolloMed’s and NMM’s business cultures are compatible and retaining the combined company’s key personnel;

•	maintaining the dedication of management resources to integration activities without diverting attention from the day-to-day business of the combined company;

•	maintaining management’s ability to focus on anticipating, responding to or utilizing changing technologies in the healthcare industry;

•	demonstrating to customers that the Merger will not result in adverse changes to the ability of the combined company to address the needs of customers of the loss of attention or business focus; and

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•	keeping and retaining key ApolloMed and NMM employees after the Merger.

The concentration of capital stock ownership with insiders of the Combined Company after the Merger will likely limit the ability of other stockholders to influence corporate matters.

Following the Merger, the executive officers, directors, five percent or greater stockholders and their respective affiliated entities of ApolloMed will in the aggregate own approximately 23% of ApolloMed’s outstanding common stock. As a result, these stockholders, acting together, have control over matters that require approval by ApolloMed’s stockholders, including the election of directors and approval of significant corporate transactions. Corporate actions might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a corporate transaction that other stockholders may view as beneficial.

ApolloMed may issue additional equity securities in the future, which may result in dilution to existing investors.

To the extent ApolloMed raises additional capital by issuing equity securities, including in a debt financing where ApolloMed issues convertible notes or notes with warrants and any shares of ApolloMed’s common stock to be issued in a private placement, ApolloMed’s stockholders may experience substantial dilution. ApolloMed may, from time to time, sell additional equity securities in one or more transactions at prices and in a manner it determines. If ApolloMed sells additional equity securities, existing stockholders may be materially diluted. In addition, new investors could gain rights superior to existing stockholders, such as liquidation and other preferences. In addition, the number of shares available for future grant under ApolloMed’s equity compensation plans may be increased in the future. In addition, the exercise or conversion of outstanding options or warrants to purchase shares of capital stock may result in dilution to ApolloMed’s stockholders upon any such exercise or conversion.

The market price of the combined company’s common stock after the Merger may be subject to significant fluctuations and volatility, and the stockholders of the combined company may be unable to sell their shares at a profit and might incur losses.

The market price of the combined company’s common stock could be subject to significant fluctuation following the Merger. The results of operations of the combined company and the market price of the combined company common stock following the Merger may be affected by factors different from those currently affecting the independent results of operations of ApolloMed and the stock price of ApolloMed. Some of the factors that may cause the market price of the combined company’s common stock to fluctuate include:

•	actual or anticipated quarterly increases or decreases in revenue, gross margin or earnings and changes in the combined company’s business, operations or prospects;

•	announcements relating to strategic relationships, mergers, acquisitions, partnerships, collaborations, joint ventures, capital commitments, or other events by the combined company or the combined company’s competitors;

•	conditions or trends in the healthcare industry;

•	changes in the economic performance or market valuations of other healthcare-related companies;

•	general market conditions or domestic or international macroeconomic and geopolitical factors unrelated to the combined company’s performance or financial condition;

•	sale of the combined company’s common stock by stockholders, including executives and directors;

•	volatility and limitations in trading volumes of the combined company’s common stock;

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•	the combined company’s ability to obtain financings;

•	failures to meet external expectations or management guidance;

•	changes in the combined company’s capital structure, future issuances of securities, sales or distributions of large blocks of common stock by stockholders;

•	the combined company’s cash position;

•	announcements and events surrounding financing efforts, including debt and equity securities;

•	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

•	departures and additions of key personnel;

•	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

•	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and

•	other events or factors, many of which may be out of the combined company’s control.

Subsequent to the consummation of the Merger, ApolloMed may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although ApolloMed and NMM have conducted due diligence on each other, there can be no assurances that their diligence revealed all material issues that may be present in the other company’s business, that all material issues through a customary amount of due diligence will be uncovered, or that factors outside of ApolloMed’s and NMM’s control will not later arise. As a result, ApolloMed may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with each company’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on liquidity, the fact that ApolloMed reports charges of this nature could contribute to negative market perceptions about ApolloMed’s or its securities. In addition, charges of this nature may make future financing difficult to obtain on favorable terms or at all.

In the recent past, ApolloMed has identified material weaknesses in ApolloMed’s internal controls. ApolloMed cannot provide assurances that these weaknesses will not recur or that additional material weaknesses will not occur in the future. If ApolloMed’s internal control over financial reporting or ApolloMed’s disclosure controls and procedures are not effective, ApolloMed may not be able to accurately report its financial results, file its periodic reports in a timely manner or prevent fraud, which could cause investors to lose confidence in ApolloMed’s reported financial information and could lead to a decline in ApolloMed’s stock price or result in regulatory or legal actions against ApolloMed.

ApolloMed’s management is responsible for establishing and maintaining adequate internal control over ApolloMed’s financial reporting, as defined in Rule 13a-15(f) under the Securities and Exchange Act of 1934, as amended (“the “Exchange Act”). In the recent past, ApolloMed has identified a number of material weaknesses in ApolloMed’s disclosure controls and procedures. These material weaknesses could have allowed the reporting of inaccurate or incomplete information regarding ApolloMed’s business in ApolloMed’s public filings and required ApolloMed to devote substantial resources to mitigating and resolving the weaknesses ApolloMed identified. Despite these efforts, ApolloMed cannot provide assurances that these weaknesses will not recur or that additional material weaknesses will not occur in the future.

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Additionally, ApolloMed intends to continue to grow ApolloMed’s business, in part, through the acquisition of new entities and the consummation of the Merger. If and when ApolloMed acquires such existing entities, or consummates the Merger, ApolloMed’s due diligence may fail to discover defects or deficiencies in the design and operations of the internal controls over financial reporting of such entities, or defects or deficiencies in the internal controls over financial reporting may arise when ApolloMed tries to integrate the operations of these newly acquired companies with itself. ApolloMed can provide no assurances that it will not experience such issues in future acquisitions, the result of which could have a material adverse effect on ApolloMed’s financial statements.

NMM has identified material weaknesses in its internal controls, and NMM cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future. If NMM’s internal control over financial reporting or its disclosure controls and procedures are not effective, the combined company may not be able to accurately report its financial results or prevent fraud, which may cause investors to lose confidence in the combined company’s reported financial information and could lead to a decline in the combined company’s stock price.

NMM has identified material weaknesses in its internal controls over financial reporting. These material weaknesses include (i) inability to appropriately address and account for technical accounting matters, (ii) lack of adequate supervision and review, (iii) insufficient formal documentation of agreements and contractual terms, (iv) inadequate controls over financial reporting and (v) a lack of formal documentation of internal control procedures, policies and processes supporting the internal control environment. These material weaknesses could allow the reporting of inaccurate or incomplete information regarding the combined company’s financial results and will require the combined company to devote substantial resources to mitigating and resolving the weaknesses NMM has identified. NMM has implemented the following remediation efforts: (i) engaged outside accounting consultants to assist with technical accounting matters and financial reporting; (ii) implemented policies and procedures to require supervision and review of significant transactions prior to posting into the accounting system; (iii) implemented policies and procedures to require agreements to be signed; and (iv) added formal documentation of internal control procedures, policies and processes.

ApolloMed may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to the combined company after the Merger.

NMM is not currently subject to Section 404 of the Sarbanes-Oxley Act of 2002. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required of NMM. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to ApolloMed after the Merger. If management is not able to implement the additional requirements of Section 404 of the Sarbanes-Oxley Act of 2002 in a timely manner or with adequate compliance, it may not be able to assess whether its internal control over financial reporting is effective, which may subject ApolloMed to adverse regulatory consequences and could harm investor confidence and the market price of ApolloMed’s common stock.

While ApolloMed has historically been a non-accelerated filer, the combined company expects to become an accelerated filer following the consummation of the Merger. As a result, the combined company might incur additional expense to obtain and utilize resources for management to perform its evaluation of the effectiveness of the combined company’s internal controls over financial reporting, as well as the related audit fees to have its independent auditors attest to management’s evaluation of the effectiveness of its internal controls over financial reporting in accordance with Section 404(b) of the Sarbanes-Oxley Act.

Anti-takeover provisions under Delaware law could make an acquisition of the combined company, which may be beneficial to the stockholders of the combined company, more difficult and may prevent attempts by the stockholders to replace or remove management.

The combined company will be subject to the anti-takeover provisions of the DGCL, including Section 203. Under these provisions, if anyone becomes an “interested stockholder,” the combined company may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning 15% or more of the combined company’s outstanding voting stock or an affiliate of the combined company that owned 15% or more of the combined company’s outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203 of the DGCL.

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As such, Section 203 of the DGCL could prohibit or delay mergers or a change in control and may discourage attempts by other companies to acquire the combined company.

Additionally, certain provisions in ApolloMed’s Charter could make it more difficult for a third party to acquire control of ApolloMed, even if such change in control would be beneficial to ApolloMed stockholders. Upon consummation of the Merger, ApolloMed’s Charter and Bylaws will be amended to provide for ApolloMed board of directors to be divided into three classes serving staggered terms. The directors in each class will be elected to serve three-year terms. The provisions for a classified board could prevent a party that acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provisions and NMM shareholder Lock-Up Agreements could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of ApolloMed and could increase the likelihood that incumbent directors will retain their positions. In addition, ApolloMed Charter and ApolloMed Bylaws contain provisions, such as blank check preferred stock, special meetings of stockholders and stockholder action by written consent, which could make it more difficult for a third party to acquire the combined company. These provisions may have the effect of preventing or hindering any attempts by the stockholders of the combined company to replace its board of directors or management.

If securities analysts do not publish research or reports about the business of the combined company, or if they publish negative evaluations, the price of the combined company’s common stock could decline.

The trading market for the combined company’s common stock will rely in part on the availability of research and reports that third-party industry or financial analysts publish about the combined company. There are many large, publicly traded companies active in the healthcare industry, which may mean it will be less likely that the combined company receives widespread analyst coverage. If one or more of the analysts who do cover the combined company downgrade its stock, its stock price would likely decline. If one or more of these analysts cease coverage of the combined company, the combined company could lose visibility in the market, which in turn could cause its stock price to decline.

ApolloMed needs to raise additional capital, which might not be available.

ApolloMed requires significant additional capital for general working capital and liquidity needs. If ApolloMed’s cash flow and existing working capital are not sufficient to fund its general working capital and liquidity requirements, as well as any debt service requirements, ApolloMed will have to raise additional funds by selling equity, issuing debt, borrowings, refinancing some or all of its existing debt or selling assets or subsidiaries. None of these alternatives for raising additional funds may be available, or available on acceptable terms to ApolloMed, in amounts sufficient for ApolloMed to meet its requirements. ApolloMed’s failure to obtain any required new financing may, if needed, require ApolloMed to reduce or curtail certain existing operations or make ApolloMed unable to continue to operate its business.

Because the Merger will likely result in an ownership change under Section 382 for ApolloMed, ApolloMed’s pre-Merger net operating loss carryforwards and certain other tax attributes will be subject to limitation. The net operating loss carryforwards and certain other tax attributes of NMM and of the combined company may also be subject to limitations as a result of ownership changes.

If a corporation undergoes an “ownership change” within the meaning of Section 382 of the Internal Revenue Code, as amended, the corporation’s net operating loss carryforwards and certain other tax attributes arising from before the ownership change are subject to limitations on use after the ownership change. In general, an ownership change occurs if there is a cumulative change in the corporation’s equity ownership by certain stockholders that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. The Merger will likely result in an ownership change for ApolloMed and, accordingly, ApolloMed’s net operating loss carryforwards and certain other tax attributes will be subject to use limitations after the Merger. The Merger may also result in an ownership change for NMM, in which case, NMM’s net operating loss carryforwards and certain other tax attributes would also be subject to limitations. Additional ownership changes in the future could result in additional limitations on the net operating loss carryforwards of ApolloMed, NMM and the combined company. Consequently, even if the combined company achieves profitability, it may not be able to utilize a material portion of the net operating loss carryforwards and other tax attributes of ApolloMed, NMM and the combined company, which could have a material adverse effect on the combined company’s cash flow and results of operations.

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USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders covered by this Reoffer Prospectus. All sales proceeds will be received by the Selling Stockholders.

SELLING STOCKHOLDERS

This Reoffer Prospectus relates to the shares of Common Stock that have been acquired by the Selling Stockholders prior to such shares being registered for reoffers and resales. The Selling Stockholders may sell all, a portion, or none of such shares of Common Stock from time to time. The address of each Selling Stockholder is c/o Apollo Medical Holdings, Inc., 700 North Brand Boulevard, Suite 1400, Glendale, California 91203.

The following table sets forth (a) the name of each Selling Stockholder; (b) the number of shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (“the “Exchange Act”)) by each Selling Stockholder as of the date of this Reoffer Prospectus; (c) the maximum number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not the Selling Stockholder has any present intention to do so; and (d) the number of shares of Common Stock and the percentage of Common Stock that would be beneficially owned by each Selling Stockholders assuming the sale of all shares that may be offered by such Selling Stockholder pursuant to this Reoffer Prospectus and no other change in the beneficial ownership of the Company’s Common Stock by such Selling Stockholder after December 5, 2017. All information with respect to beneficial ownership has been furnished by the Selling Stockholders. The inclusion in the table below of the individuals named therein shall not be deemed to be an admission that any such individuals are the Company’s “affiliates” as that term is defined under Rule 405 under the Securities Act.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 6,033,495 shares of Common Stock outstanding as of November 8, 2017. All shares of Common Stock owned by such person, including shares of Common Stock underlying stock options that are currently exercisable or exercisable within 60 days after December 5, 2017 (all of which we refer to as being currently exercisable) are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, to the Company’s knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown to be beneficially owned by such person, except to the extent that applicable law gives spouses shared authority.

Information concerning the identities of the Selling Stockholders, the number of shares that may be sold by each Selling Stockholder and information about the shares beneficially owned by the Selling Stockholders may from time to time be updated in supplements to this Reoffer Prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act if and when necessary. The names of persons selling shares under this Reoffer Prospectus and the amount of such shares are set forth below to the extent we presently have such information. Information on the shares offered pursuant to this Reoffer Prospectus, as listed below, do not necessarily indicate that the Selling Stockholder presently intends to sell any or all of the shares so listed. Because the Selling Stockholders may sell none, some or all of the shares owned by them which are included in this Reoffer Prospectus, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Stockholders upon the termination of the offering made hereby. Although none of the selling stockholders presently intends to sell any or all of the shares so listed, it is assumed, for purposes of composing the following table, that the Selling Stockholders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of Common Stock that they presently own.

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Name	Number of Shares Beneficially Owned (15)		Number of Shares Included in the Offering		Number of Shares Beneficially Owned After the Offering (15)	Percentage of Shares of Common Stock Owned After the Offering (16)
Gary Augusta (1)	285,070	(6)	140,000	(10)	145,070	2.4	%(17)

Warren Hosseinion, M.D. (2)	1,167,088	(7)	100,000	(11)	1,067,088	17.2	%(18)

Suresh Nihalani (3)	119,998	(8)	79,998	(12)	40,000	*

Nidia Flores (4)	23,811	(9)	19,998	(13)	2,813	*

Kaneohe Advisors LLC (5)	184,693		184,693	(14)	—	*

*	Less than one percent.

All shares are presented after giving effect to a 1-for-10 reverse stock split effected on April 24, 2015.

(1) Mr. Augusta is the Executive Chairman and a Director of the Company, who provided consulting services to the Company through Augusta Advisors, Inc. before joining the Company’s board of directors.

(2) Dr. Hosseinion is the Chief Executive Officer and a Director of the Company.

(3) Mr. Nihalani is a Director of the Company.

(4) Ms. Flores is an employee of the Company.

(5) Kaneohe Advisors LLC is a corporate alter ego wholly owned by Kyle Francis, the Company’s former Chief Financial Officer, who provided consulting services to the Company through Kaneohe Advisors LLC.

(6) Includes 119,125 shares of Common Stock subject to options granted to Mr. Augusta that are exercisable within 60 days following December 5, 2017.

(7) Includes 154,750 shares of Common Stock subject to options granted to Dr. Hosseinion that are exercisable within 60 days following December 5, 2017.

(8) Includes 40,000 shares subject to options granted to Mr. Nihalani that are exercisable within 60 days following December 5, 2017.

(9) Includes 2,813 shares subject to options granted to Ms. Flores that are exercisable within 60 days following December 5, 2017.

(10) Issued to Mr. Augusta pursuant to that certain Consulting & Representation Agreement by and between the Company and Augusta Advisors, Inc., dated December 1, 2011, that certain Board of Directors Agreement by and between the Company and Mr. Augusta, dated March 7, 2012, and that certain Amendment to Board of Directors Agreement by and between the Company and Mr. Augusta, made with effect from the date of the Board of Directors Agreement.

(11) Issued to Dr. Hosseinion pursuant to that certain Equity Compensation Agreement by and between the Company and Dr. Hosseinion, made with effect from September 15, 2012.

(12) Issued to Mr. Nihalani pursuant to that certain Board of Directors Agreement by and between the Company and Nihalani, dated October 27, 2008, that certain Amendment to Director Agreement by and between the Company and Mr. Nihalani, dated July 16, 2010, that certain Board of Directors Agreement by and between the Company and Mr. Nihalani, dated March 22, 2012, and that certain Amendment to Board of Directors Agreements by and between the Company and Mr. Nihalani, made with effect from the date of the respective Board of Directors Agreement.

(13) Issued to Ms. Flores pursuant to that certain Equity Compensation Agreement by and between the Company and Nidia Flores, made with effect from September 15, 2012.

(14) Issued to Kaneohe Advisors LLC pursuant to that certain Consulting Agreement by and between Apollo Medical Management, Inc., and Kaneohe Advisors LLC, dated March 15, 2009, and that certain Amendment to Consulting Agreement by and between the Company and Kaneohe Advisors LLC, made with effect from the date of the Consulting Agreement.

(15) Does not include shares underlying options that are not exercisable within 60 days after December 5, 2017.

(16) The percentage of beneficial ownership shown in the table is calculated based on 6,033,495 shares of Common Stock issued and outstanding as of November 8, 2017 and the assumptions that, from the date of this Reoffer Prospectus and until the completion of the offering, only shares of Common Stock covered by this Reoffer Prospectus will be sold, the Company will not issue additional shares of Common Stock, and the Selling Stockholders will not acquire the beneficial ownership of additional shares of Common Stock, including through exercise of options or convertible securities.

(17) Includes 119,125 shares of Common Stock subject to options granted to Mr. Augusta that are exercisable within 60 days following December 5, 2017, but does not include shares of Common Stock subject to options granted to others that are exercisable within 60 days following December 5, 2017, as part of the shares of Common Stock issued and outstanding upon the completion of the offering.

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(18) Includes 154,750 shares of Common Stock subject to options granted to Dr. Hosseinion that are exercisable within 60 days following December 5, 2017, but does not include shares of Common Stock subject to options granted to others that are exercisable within 60 days following December 5, 2017, as part of the shares of Common Stock issued and outstanding upon the completion of the offering.

PLAN OF DISTRIBUTION

As used in this Reoffer Prospectus, a “Selling Stockholder” includes the Selling Stockholder named above and his or her donees, pledgees, transferees or other successors in interest selling shares received from the named Selling Stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this Reoffer Prospectus. The Selling Stockholders may effectuate sales of the shares of Common Stock directly, or indirectly by or through underwriters, brokers, dealers or agents, and that the shares of Common Stock may be sold by one or a combination of several of the following methods:

•	one or more block transactions, in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as an agent but may position and resell a portion of the block as a principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	purchases by a broker or dealer or market maker, as principal, and resale by the broker or dealer for its account;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	on the Nasdaq Stock Market or on any other national securities exchange or quotation service on which Common Stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through distributions to creditors and, as applicable, equity holders of the Selling Stockholders; or

•	any combination of the foregoing, or any other available means allowable under applicable law.

The Company has borne all costs, expenses and fees in connection with this Reoffer Prospectus and the registration of the shares covered by this Reoffer Prospectus but not underwriting discounts and selling commissions in connection with offers and sales of the Selling Stockholders’ shares of Common Stock. The Company will not receive any proceeds from the sale of the shares of Common Stock included in this Reoffer Prospectus. The Selling Stockholders will bear all commissions, discounts and similar selling expenses, if any, attributable to sales of their shares of Common Stock. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

The Selling Stockholders may sell the shares of Common Stock included in this Reoffer Prospectus from time to time, and may also decide not to sell all or any of the shares he is allowed to sell under this Reoffer Prospectus. The Selling Stockholders will act independently of the Company in making decisions regarding the timing, manner and size of each sale. The Selling Stockholders may effectuate sales by selling the shares directly to purchasers in individually negotiated transactions, or to or through brokers or dealers, which may act as agents or principals. The Selling Stockholders may sell their shares of Common Stock at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.

Additionally, the Selling Stockholders may engage in hedging transactions with brokers or dealers in connection with distributions of shares of Common Stock or otherwise. In those transactions, brokers or dealers may engage in short sales of shares in the course of hedging the positions that they assume with the Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions that require the delivery of shares of Common Stock included in this Reoffer Prospectus to brokers or dealers. Such brokers or dealers may then resell or otherwise transfer such shares. The Selling Stockholders also may loan or pledge shares of Common Stock included in this Reoffer Prospectus to brokers or dealers. The brokers or dealers may sell the shares so loaned or pledged.

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The Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this Reoffer Prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell shares of Common Stock covered by this Reoffer Prospectus, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholders or borrowed from the Selling Stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholders in settlement of those derivatives to close out any related open borrowings of stock.

Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Brokers, dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker or dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in the resales.

In connection with sales of shares of Common Stock included in this Reoffer Prospectus, the Selling Stockholders and any brokers, dealers or agents and any other participating brokers, dealers, agents or third parties who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act. Accordingly, any profits realized by the Selling Stockholders and any compensation earned by such parties may be deemed to be underwriting discounts and commissions. Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of that act. The Company has advised the Selling Stockholders that, at the time of resale of the shares of Common Stock covered hereunder is made by or on behalf of a Selling Stockholder, a copy of this Reoffer Prospectus is to be delivered. The Company will make copies of this Reoffer Prospectus (as it may be amended or supplemented from time to time) available to the Selling Stockholders for the purposes of satisfying the prospectus delivery requirements.

In addition, any shares of Common Stock included in this Reoffer Prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this Reoffer Prospectus. The Company has informed the Selling Stockholders that because, at the time of filing this Reoffer Prospectus, the Company does not satisfy the requirements for use of Form S-3, the amount of shares of Common Stock that may be resold in reliance on this Reoffer Prospectus may not exceed, during any three-month period, the applicable resale limitation specified in Rule 144(e) under the Securities Act.

The Company has informed the Selling Stockholders that they and any broker-dealers or agents or other person participating in a distribution will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of shares of Common Stock to engage in market-making activities with respect to the shares. all of the foregoing may affect the marketability of shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares.

In order to comply with applicable securities laws of some states or countries, shares of Common Stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available.

To the extent necessary, the Company may amend or supplement this Reoffer Prospectus from time to time to describe a specific plan of distribution. The Company plans to file a supplement to this Reoffer Prospectus, if required, upon being notified by the Selling Stockholders that any material arrangement has been entered into with a broker or dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. The supplement will disclose the name of the applicable Selling Stockholders and of the participating brokers or dealers; the number of shares of Common Stock involved; the price at which such shares were sold; the commissions paid or discounts or concessions allowed to such broker or dealer, where applicable; that such brokers or dealers did not conduct any investigation to verify the information contained in or incorporated by reference in this Reoffer Prospectus; and any other facts material to the transaction.

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WHERE YOU CAN FIND MORE INFORMATION

This Reoffer Prospectus is part of a Registration Statement on Form S-8 that the Company filed with the SEC. Certain information in the Registration Statement has been omitted from this Reoffer Prospectus in accordance with the rules of the SEC. The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as such reports, proxy statements and other information that the Company filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. The Company is also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov . Copies of the Registration Statement may be inspected at the offices of the SEC as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Reoffer Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this Reoffer Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

The Company also maintains an Internet site at http://apollomed.net, at which there is additional information about the Company’s business; but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this Reoffer Prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents and information previously filed or to be filed by the Company with the SEC are incorporated by reference in this Reoffer Prospectus:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 29, 2017;
•	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed with the SEC on August 14, 2017;
•	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, filed with the SEC on November 14, 2017;
•	The Company’s Current Reports on Form 8-K, filed with the SEC on July 5, 2017, July 28, 2017, September 6, 2017, September 25, 2017, and October 20, 2017;
•	The Company’s Current Report on Form 8-K/A, filed with the SEC on July 31, 2017; and
•	The description of Common Stock (par value $0.001 per share) contained in the Registrant’s registration statement on Form 8-A filed with the SEC on May 14, 2015, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date this offering is terminated or complete, are deemed to be incorporated by reference into, and to be a part of, this Reoffer Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

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You may request a copy of these filings, at no cost, by writing to or telephoning the Company at the following address:

Investor Relations

Apollo Medical Holdings, Inc.

700 North Brand Boulevard, Suite 1400

Glendale, California 91203

Telephone Number: (818) 396-8050

The Company also maintains an Internet site at http://apollomed.net, at which there is additional information about the Company’s business; but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this Reoffer Prospectus.

LEGAL MATTERS

The validity of the shares of Common Stock included in this Reoffer Prospectus has been passed upon by Shartsis Friese LLP.

EXPERTS

The consolidated financial statements of Apollo Medical Holdings, Inc. as of March 31, 2017 and 2016 and for the years then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s restated bylaws allow for, and the Company’s restated certificate of incorporation provides for, indemnification of the Company’s current and former directors, officers, committee members or representatives to the full extent permitted by Delaware General Corporation Law. In addition, the Company’s restated certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by Apollo Medical Holdings, Inc. (the “Registrant”) with the SEC are hereby incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 29, 2017;

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•	The Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed with the SEC on August 14, 2017;
•	The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, filed with the SEC on November 14, 2017;
•	The Registrant’s Current Reports on Form 8-K, filed with the SEC on July 5, 2017, July 28, 2017, September 6, 2017, September 25, 2017, and October 20, 2017;
•	The Registrant’s Current Report on Form 8-K/A, filed with the SEC on November 3, 2017; and
•	The description of the Registrant’s common stock (par value $0.001 per share) contained in the Registrant’s registration statement on Form 8-A filed with the SEC on May 14, 2015, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for any portions of the Registrant’s Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 thereof and any corresponding exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

Reference also is made to Section 145 of the Delaware General Corporation Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

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The Registrant’s restated bylaws allow for, and the Registrant’s restated certificate of incorporation provides for, indemnification of the Registrant’s current and former directors, officers, committee members or representatives to the full extent permitted by Delaware General Corporation Law. In addition, the Company’s restated certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant has an existing Directors and Officers Insurance Policy that provides coverage for its directors and officers in certain situations. The Registrant has also entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant’s certificate of incorporation and bylaws.

Item 7.	Exemption from Registration Claimed.

The shares of Company Common Stock to be offered and sold under the reoffer prospectus attached hereto were initially issued by the Company in transactions deemed exempt from registration under the Securities Act in reliance on the exemption from the registration requirements of the Securities Act contained in Section 4(a)(2) thereof covering transactions by an issuer not involving any public offering.

Item 8.	Exhibits.

See the exhibits listed under the Exhibit Index below, which are incorporated by reference into this Item 8.

Item 9.	Undertakings

A.        The undersigned Registrant hereby undertakes:

(1)        to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement, and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)        that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)        to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s offering.

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B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on December 5, 2017.

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Warren Hosseinion, M.D.
Warren Hosseinion, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren Hosseinion and Gary Augusta, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Warren Hosseinion, M.D.	President, Chief Executive Officer and Director	December 4, 2017
Warren Hosseinion, M.D.	(Principal Executive Officer)

/s/ Mihir Shah	Chief Financial Officer	December 4, 2017
Mihir Shah	(Principal Financial and Accounting Officer)

/s/ Gary Augusta	Executive Chairman and Director	December 4, 2017
Gary Augusta

/s/ Mark Fawcett	Director	December 4, 2017
Mark Fawcett

/s/ Thomas Lam	Director	December 4, 2017
Thomas Lam, M.D.

/s/ Suresh Nihalani	Director	December 4, 2017
Suresh Nihalani

/s/ David Schmidt	Director	December 4, 2017
David Schmidt

/s/ Ted Schreck	Director	December 4, 2017
Ted Schreck

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EXHIBIT INDEX

Exhibit Number
4.1(1)	Restated Certificate of Incorporation
4.2(2)	Certificate of Amendment to Restated Certificate of Incorporation
4.3(3)	Certificate of Designation of Series A Convertible Preferred Stock
4.4(4)	Amended and Restated Certificate of Designation of Apollo Medical Holdings, Inc.
4.5(5)	Restated Bylaws
4.6(6)	Form of Common Stock Certificate
23.1*	Consent of Independent Registered Public Accounting Firm
24.1*	Power of Attorney (contained on the signature pages to this Registration Statement)

* as an exhibit to this Registration Statement

(1)	Incorporated by reference from an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 21, 2015.
(2)	Incorporated by reference from an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 27, 2015.
(3)	Incorporated by reference from an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 19, 2015.
(4)	Incorporated by reference from an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 4, 2016.
(5)	Incorporated by reference from an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 16, 2015.
(6)	Incorporated by reference from an exhibit to the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on May 5, 2017.

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